UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Cytomedix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYTOMEDIX, INC. Notice of Special Meeting of Shareholders and Proxy Statement Special Meeting to be held on May 18, 2012 11 a.m. EDT Cytomedix, Inc. 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

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Cytomedix, Inc.
209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2012

Dear Shareholder:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Cytomedix, Inc. is to be held on May 18, 2012, at 11 a.m. EDT. The meeting will be held at our offices at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, for the following purposes:

1.          To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 160,000,000 and the number of authorized shares of capital stock from 115,000,000 to 175,000,000;

2.          To approve an amendment to the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 8,000,000 to 10,500,000 shares;

3.          To approve an amendment to the Company’s Certification of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, prior to December 31, 2012, at one of three reverse stock split ratios, 1-for-2, 1-for-3 or 1-for-4, as determined by the Board of Directors in its sole discretion;

4.           To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock split pursuant to Proposal 3 above; and

5.          To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

All shareholders are cordially invited to attend the Special Meeting; however, only shareholders of record at the close of business on March 29, 2012 ("Record Date") are entitled to notice of and to vote at the Special Meeting or any adjournments thereof. A complete list of these stockholders will be open for the examination of any shareholder of record at the principal executive offices of the Company, but will be closed at least 10 days immediately preceding the Special Meeting. The list will also be available for the examination of any shareholder of record present at the Special Meeting. The Special Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting. The Board of Directors recommends that you vote FOR Proposals 1-5. We appreciate your continued support and look forward to seeing you at the meeting in May.

Sincerely,

/s/ Martin P. Rosendale
Martin P. Rosendale
Chief Executive Officer, Director

April   , 2012

Whether or not you plan to attend the meeting in person, please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. You may also vote your shares by telephone voting which is explained in further detail on your proxy card. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on May 18, 2012

Electronic copies of this proxy statement and proxy card for the Special Meeting of Shareholders are available to you at http://www.cytomedix.com/proxy2012special.htm. Requests for additional copies of the proxy materials should be addressed to Shareholder Relations, Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877. This material will be furnished without charge to any shareholder requesting it.

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INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why did you send me this proxy statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Cytomedix, Inc., a Delaware corporation, for use at the Special Meeting of its shareholders to be held on May 18, 2012, at the corporate offices of Cytomedix in Gaithersburg, MD at 11 a.m. EDT, and at any adjournments or postponements of the Special Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided, or vote by telephone as described on the proxy card. The terms "Cytomedix," "Company," "we," or "our" refer to Cytomedix, Inc.

What are the purposes of this meeting?

The Board of Directors, on behalf of Cytomedix, is seeking your affirmative vote for the following:

1.          To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 160,000,000 and the number of authorized shares of capital stock from 115,000,000 to 175,000,000;

2.          To approve an amendment to the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 8,000,000 to 10,500,000 shares;

3.          To approve an amendment to the Company’s Certification of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, prior to December 31, 2012, at one of three reverse stock split ratios, 1-for-2, 1-for-3 or 1-for-4, as determined by the Board of Directors in its sole discretion;

4.          To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock split pursuant to Proposal 3 above; and

5.          To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

Who may attend the meeting?

Only shareholders, their proxy holders, and our invited guests may attend the Special Meeting. If you plan to attend, please bring identification, and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Cytomedix stock in order to be admitted to the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the "stockholder of record" with respect to those shares. The proxy materials have been sent directly to you by us. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. The proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy or voting instructions included in the mailing or by following their instructions for voting by telephone or on the Internet.

Who can vote?

You can vote at the Special Meeting in all matters properly brought before the Special Meeting if, as of the close of business on the record date, you were a holder of record of the Company’s common stock or Series E Convertible Preferred Stock. Each share of the Series E Convertible Preferred Stock entitles the holder to vote on all matters voted on by holders of our common stock voting together, on an as converted basis, at all meetings of the Company's shareholders and to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of 100 shares of the Company's common stock. On March 27, 2012, there were issued and outstanding:

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Number of Shares	Class of Securities

70,644,027	Common Stock
135,398	Series E Convertible Preferred Stock (voting equivalent of 13,539,816 shares of common stock)

How do I vote? What are the Board's recommendations?

Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote in person. You may vote by telephone by using the toll-free number 1-800-690-6903 and following the instructions on your proxy card.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

•	FOR an amendment to our Certificate of Incorporation to authorize an increase in capital stock (Proposal 1)

•	FOR an amendment to the Plan (Proposal 2)

•	FOR an amendment to our Certification of Incorporation to authorize the Board to effect a reverse stock split in its discretion (Proposal 3)

•	FOR authorization for the Board to abandon any reverse stock split under Proposal 3 (Proposal 4)

•	FOR such other business as may properly come before the Special Meeting and any adjournments or postponements thereof (Proposal 5)

The Special Meeting has been called to consider Proposals set forth in the Notice and described above. Under Delaware law and our bylaws, business transacted at the Special Meeting must be confined to such Proposals.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.          You may send in another proxy with a later date.

2.          You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Special Meeting that you are revoking your proxy.

3.          You may vote in person at the Special Meeting.

If you hold shares through a bank, broker or other nominee, you may revoke any prior voting instructions by contacting that firm.

What constitutes a quorum for the Special Meeting?

In order for any business to be conducted at the Special Meeting, the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting must be present, either in person or represented by proxy. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner signs and returns a proxy but does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If a quorum is not present, the meeting may be adjourned or postponed by those shareholders who are represented. The meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time. An adjournment will have no effect on the business to be conducted.

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What vote is required to take action?

Proposals 1 and 3 each require the affirmative vote of a majority of our outstanding shares entitled to vote on each proposal. Proposal 2, 4 and 5 each require the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal. Any abstentions will have the effect of a vote against each of Proposals 1 and 3, but will have no effect on Proposals 2, 4 and 5. Your shares will not be voted on Proposal 2, 4 and 5 if you hold your shares in “street name” and do not instruct your broker how to vote, so please instruct your broker and make your vote count. Any “broker non-votes” (shares held by brokers or nominees as to which they have discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) will have the effect of a vote against each of Proposals 1 and 3, but will have no effect on Proposals 2, 4 and 5. The passage of these Proposals are not dependent or contingent upon each other and each Proposal is to be considered and voted upon by our shareholders as a separate proposal requiring a separate vote. Many brokers are subject to rules which prohibit them from “discretionary” voting on certain proposals unless they receive specific instruction from the beneficial owner to vote on such matters. Such rules prohibit the brokers from voting with respect to proposals related to equity compensation, absent such instruction, such as Proposal 2.

Who is making this solicitation?

We are soliciting your vote through the use of the mail and will bear the cost of this solicitation. We will not employ third party solicitors, but our directors, officers, employees, and consultants may solicit proxies by mail, telephone, personal contact, or through online methods. We will reimburse their expenses for doing this. We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our stock. Other proxy solicitation expenses include those for preparation, mailing, returning, and tabulating the proxies.

Are there any dissenters' rights of appraisal?

The Board is not proposing any action for which the laws of the State of Delaware, our Certificate of Incorporation or our Bylaws, as amended from time to time, provide a right of a shareholder to obtain appraisal of or payment for such shareholder’s shares.

Where are the principal executive offices of Cytomedix?

Our principal executive offices are located at Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 and our telephone is (240) 499-2680.

How can I obtain additional information about Cytomedix?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Cytomedix, that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549; and at the SEC's regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED. THIS BENEFITS THE COMPANY BY REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this document regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (which we refer to as the "PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. We urge you not to unduly rely on forward-looking statements; they give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made and we do not undertake any obligation to update them to reflect changes that occur after that date. A number of factors could cause results to differ significantly from our expectations, including, among others, any failure to obtain the shareholder approvals sought in this document.

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Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership of Certain Beneficial Owners

The following table sets forth information regarding the ownership of the Company’s common stock as of March 27, 2012 by all those known by the Company to be beneficial owners of more than five percent of its common stock. This table is prepared in reliance upon beneficial ownership statements filed by such shareholders with the SEC under Section 13(d) or 13(g) of the Exchange Act and/or the best information available to the Company.

The table does not give effect to the conversion of the Series E Convertible Preferred stock. None of the persons listed in the table own any shares of Series E Convertible Preferred stock. In the event and upon conversion of the Series E Convertible Preferred stock, Aldagen Holdings LLC, the sole holder of the Series E Convertible Preferred stock, will be issued 13,539,816 shares of the Company’s common stock, which would represent approximately 15.3% of the outstanding shares based on the number of shares of common stock outstanding as of March 27, 2012. Such shares may be regarded as beneficially owned by Aldagen Holdings LLC under Rule 13d-3 promulgated by the Commission under the Exchange Act. Mailing address for Aldagen Holdings LLC is 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607.

Name of Beneficial Owner	Beneficial Ownership (1)	Percent of Class (1)

John Paul DeJoria	6,900,044 (2)	9.2%
Charles E. Sheedy	7,363,798 (3)	9.7%

(1)         Percentage ownership is based upon 74,673,844 shares which includes 70,644,027 shares of common stock outstanding as of March 27, 2012 and the issuance of 4,029,817 common shares in satisfaction of commitments to exercise warrants on or before June 30, 2012. For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all shares of common stock issuable upon the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table. Shares of common stock issuable upon the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

(2)         Based on the Company’s records, Mr. DeJoria’s beneficial ownership of the Company’s securities includes 4,503,276 shares of common stock, 2,138,434 shares of common stock issuable in satisfaction of the commitment to exercise warrants on or before June 30, 2012, and 258,334 shares of common stock issuable upon exercise of warrants held by Mr. DeJoria. Mailing address for Mr. DeJoria is 1888 Century Park East, Suite 1600, Century City, CA 90067.

(3)         Based on the Company’s records, Mr. Sheedy’s beneficial ownership of the Company’s securities includes 5,354,545 shares of common stock, 758,672 shares of common stock issuable in satisfaction of the commitment to exercise warrants on or before June 30, 2012, and 1,250,581 shares of common stock issuable upon exercise of warrants held by Mr. Sheedy. Mailing address for Mr. Sheedy is 2907 Two Houston Center, Houston, Texas 77010.

Beneficial Ownership of Management

The following table sets forth information regarding the ownership of the Company’s common stock as of March 27, 2012 by: (i) each director; (ii) each of the executive officers; and (iii) all executive officers and directors of the Company as a group.

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Name of Beneficial Owner	Beneficial Ownership (1)	Percent of Class (1)

James S. Benson	326,667(2)	*
Joseph Del Guercio	683,878(3)	*
Edward L. Field	200,000(4)	*
Lyle A. Hohnke	475,000(5)	*
David E. Jorden	7,083,325(6)	9.4%
Stephen N. Keith	136,667(7)	*
Richard S. Kent	3,024,508(8)	4.0%
Andrew S. Maslan	465,055(9)	*
Mark T. McLoughlin	346,668(10)	*
Martin P. Rosendale	1,021,404(11)	1.4%
Patrick P. Vanek	43,334(12)	*
C. Eric Winzer	136,667(13)	*
Group consisting of executive officers and directors (12)	13,943,173	17.8%

* Less than 1%.

(1)         Percentage ownership is based upon 74,673,844 shares which includes 70,644,027 shares of common stock outstanding as of March 27, 2012 and the issuance of 4,029,817 common shares in satisfaction of commitments to exercise warrants on or before June 30, 2012. For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all shares of common stock issuable upon the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table. Shares of common stock issuable upon the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons. Unless otherwise indicated, the mailing address of all persons named in this table is: c/o Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877.

(2)         Independent director of the Company. Includes 326,667 shares Mr. Benson may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(3)         Independent director of the Company. Includes 634,679 shares of the Company’s Common stock owned directly by CNF Investments II, LLC (‘‘CNF’’). The individual managing members (collectively, the ‘‘CNF Member Managers’’) of CNF are Joseph Del Guercio and Robert J. Flanagan. CNF and CNF Member Managers may share voting and dispositive power over the shares directly held by CNF. Mr. Del Guercio is Managing Director of CNF. He disclaims beneficial ownership of such securities. Also includes 49,199 shares issuable upon exercise of the warrant also held by CNF. Mailing address for CNF is 7500 Old Georgetown Road, Suite 620, Bethesda, MD 20814.

(4)         Chief Operating Officer of the Company. Includes 200,000 shares Mr. Field may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(5)         Director of the Company. Includes 475,000 shares Mr. Hohnke may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(6)         Executive Chairman of the Board of the Company. Includes 458,325 shares Mr. Jorden may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants.

(7)         Independent director of the Company. Includes 136,667 shares Dr. Keith may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(8)         Independent director of the Company. Includes (i) 39,892 shares and 5,192 shares issuable upon the exercise of February 2012 warrants held by Intersouth Affiliates V, L.P. (‘‘AFF V’’), which shares are indirectly held by Intersouth Associates V, LLC (‘‘ISA V’’), as general partner of AFF V, and each of the individual managing members of ISA V, (ii) 872,634 shares held by Intersouth Partners V, L.P. (‘‘ISP V’’) and 113,616 shares issuable upon the exercise of February 2012 warrants, which shares are indirectly held by ISA V, as general partner of ISP V, and each of the individual managing members of ISA V, (iii) 912,527 shares and 19,458 shares issuable upon the exercise of February 2012 warrants held by Intersouth Partners VI, L.P. (‘‘ISP VI’’), which shares are indirectly held by Intersouth Associates VI, LLC (‘‘ISA VI’’), as general partner of ISP VI, and each of the individual managing members of ISA VI, and (iv) 912,527 shares and 148,662 shares issuable upon the exercise of February 2012 warrants held by Intersouth Partners VII, L.P. (‘‘ISP VII’’), which shares are indirectly held by Intersouth Associates VII, LLC (‘‘ISA VII’’), as general partner of ISP VII, and each of the individual managing members of ISA VII. The individual managing members of AFF V, ISA V, ISA VI and ISA VII are Mitch Mumma and Dennis Dougherty. Member Managers may share voting and dispositive power over the shares directly held by such entities. Dr. Kent is a member of ISA V, ISA VI and ISA VII, respectively; he is also the general partner of AFF V, ISP V, ISP VI and ISP VII, respectively. Mailing address for all affiliated entities is 406 Blackwell Street, Suite 200, Durham, NC 27701.

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(9)         Chief Financial Officer of the Company. Includes 367,275 shares Mr. Maslan may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants.

(10)        Independent director of the Company. Includes 333,334 shares Mr. McLoughlin may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants.

(11)        Chief Executive Officer of the Company. Includes 17,922 shares of common stock issuable in satisfaction of the commitment to exercise warrants on or before June 30, 2012 and 889,075 shares Mr. Rosendale may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants.

(12)        Vice President of Operations of the Company. Includes 43,334 shares Mr. Vanek may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

(13)        Independent director of the Company. Includes 136,667 shares Mr. Winzer may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.

There are no arrangements, known to the Company, including any pledge by any person of securities of the registrant, the operation of, which may, at a subsequent date, result in a change of control of the registrant.

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Proposal 1

To approve an amendment to the Company's Certificate of Incorporation, which would increase the number of authorized shares of common stock from 100,000,000 to 160,000,000 and the number of authorized shares of capital stock from 115,000,000 to 175,000,000.

General

Our Board of Directors unanimously approved and recommended for adoption by the shareholders the following Amendment to the Certificate of Incorporation, (the “Charter Amendment”), whereby the first sentence in paragraph four of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

“The authorized capital stock of the Corporation shall consist of 175,000,000 shares of capital stock, of which 160,000,000 shares shall be Common Stock, with a par value of $.0001 per share, and 15,000,000 shares shall be Preferred Stock, with a par value of $.0001 per share.”

This Proposal 1 is to approve the Charter Amendment; however, as discussed below, we do not seek shareholder approval relating to any issuance of shares of common stock. If Proposal 1 is approved, the Board will file the Charter Amendment with the Secretary of State of Delaware. The increase in our authorized capital will become effective on the date of filing.

Background and Reasons for the Proposed Amendment

As of March 27, 2012, we had 100,000,000 shares of our common stock authorized, of which, 70,644,027 shares were issued and outstanding and 15,000,000 shares of preferred stock, of which, 135,398 shares were issued and outstanding. The Charter Amendment would increase the number of shares of our common stock that the Company is authorized to issue from 100,000,000 to 160,000,000 shares of common stock. The par value of our common stock will not be affected by the Charter Amendment.

The Aldagen Transaction

On February 8, 2012, Cytomedix entered into an Exchange and Purchase Agreement by and among, Cytomedix, Aldagen, Inc., a Delaware corporation, and Aldagen Holdings, LLC, a North Carolina limited liability company and the sole equity holder of Aldagen (the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, we acquired all of the issued and outstanding capital stock and convertible promissory notes of Aldagen and Aldagen is now our wholly-owned subsidiary. The transaction closed as of February 8, 2012.

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As consideration for the exchange of the outstanding capital stock and convertible promissory notes of Aldagen, we issued 135,398.16 shares of our Series E Convertible Preferred Stock (the “Series E Preferred”) to Aldagen Holdings, which consideration was calculated based upon the number of shares equal to an agreed value of $16,000,000 divided by a price per share of our common stock of $1.1817. In addition, Aldagen Holdings has the right to receive up to 20,309,723 shares of our common stock, on a post-closing basis, contingent upon Aldagen's achieving certain milestones related to its current ALD-401 Phase 2 clinical trial. In connection with the acquisition, (i) each outstanding option to acquire shares of Aldagen capital stock was cancelled and, in satisfaction of a closing condition, our Board granted options to acquire shares of the Company's stock to certain newly added employees, officers, directors and advisors under our Long-Term Incentive Plan (as discussed in Proposal 2 below), and (ii) each holder of warrants to acquire shares of Aldagen capital stock agreed to exchange the Aldagen warrants for warrants to acquire an aggregate of 2,115,596 shares of our common stock with an exercise price of $1.42 per share, subject to certain exercisability provisions.

The Board designated up to 250,000 shares of our “blank check” preferred stock as the Series E Convertible Preferred Stock, with a par value of $0.0001 per share and a stated value of $100 per share. The Series E Preferred shares are entitled to dividends, when, as, and if declared by the Board. Each share of the Series E Preferred entitles the holder thereof to vote on all matters voted on by holders of our common stock voting together, on an “as converted basis”, at all meetings of our shareholders and to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of 100 shares of our common stock. Upon any dissolution, liquidation and winding up of Cytomedix, the Series E Preferred is entitled to the same liquidation rights as our common stock holders. The Series E Preferred shares are automatically convertible into shares of common stock, in a 1-for-100 shares ratio, upon our filing of the Charter Amendment.

We agreed to duly call, give notice of, convene, and hold a special meeting of our shareholders to approve the Charter Amendment (Proposal 1) and ratify the increase in our Long-Term Incentive Plan (Proposal 2) as soon as reasonably practicable after the closing of the Aldagen transaction.

In connection with the Algagen acquisition, (i) certain of our existing shareholders representing approximately 42% of the securities then owned and entitled to vote at this Special Meeting, and (ii) Aldagen Holdings and the investors in the Common Stock Offering (as discussed below) representing approximately 21% of the securities also entitled to vote at this Special Meeting, entered into voting agreements where they agreed to vote their shares of Cytomedix stock FOR of all Proposals included in this proxy statement.

The parties to the Exchange Agreement made representations and warranties customary in agreements of this nature. We agreed to file, within 120 days following the filing of the Charter Amendment (as described in this Proposal) and the conversion of the Series E Preferred into shares of our common stock, a registration statement covering the offer and sale of (i) shares of common stock issuable upon conversion of the Series E Preferred; (ii) shares of common stock issued in the Common Stock Offering (as discussed below); and (iii) shares of common stock issuable under the warrants issued to the Aldagen warrant holders. In addition, we agreed within 30 days following the issuance of the post-closing consideration (as described above), to file a separate registration statement covering such securities and to indemnify Aldagen Holdings for any breach by us of a representation or warranty made by us under the Exchange Agreement and, subject to the same limitations described below, for breach or failure to perform any covenant or agreement required to be performed under the Exchange Agreement. In turn, Aldagen Holdings agreed to indemnify us for any breach by it or Aldagen of a representation or warranty made by it or Aldagen under the Exchange Agreement, and, also subject to same limitations described below, for any breach by Aldagen Holdings or Aldagen or any failure by them to perform, any covenant or agreement required to be performed by it or Aldagen under the Exchange Agreement. However, neither party is entitled to indemnification for breaches of representations or warranties unless damages exceed $100,000. Finally, the parties agreed to a cap or limitation on indemnification of $4 million. The post-closing consideration discussed above is also subject to offset to satisfy any indemnification obligations of Aldagen Holdings. In order to satisfy the indemnification obligations, Aldagen Holdings escrowed 17,771 shares of the preferred stock consideration to be released as follows: to the extent liabilities of Aldagen exceed $956,400 as of February 8, 2012, we will be entitled to indemnification (and a return of the escrowed shares); to the extent liabilities of Aldagen are less than $956,400 as of February 8, 2012, then the indemnification threshold of $100,000 will be increased by such amount. Each of the purchasers in the Common Stock Offering (as discussed below), Aldagen Holdings and the Aldagen warrant holders, executed lock-up letters and agreed to hold their respective securities as follows: (i) the purchasers in the Common Stock Offering - to hold one-half (½) of such common stock for a period of 6 months following the closing of the transaction, and the remaining one-half (½) - for a period of 12 months, and (ii) Aldagen Holdings and the Aldagen warrants holders – one-third (1/3rd) of their respective preferred stock consideration and the common stock issuable upon conversion of the warrants for a period of 6 months, one-third (1/3rd) - for a period of 12 months, and the remaining one-third (1/3rd) - for a period of 18 months following the closing of the transaction.

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As previously discussed in our Current Report on Form 8-K filed with the SEC on February 9, 2012, we, among other things, also entered into subscription agreements with certain accredited investors with respect to the sale of shares of common stock for gross proceeds of $5 million (the “Common Stock Offering”). The net proceeds of the offerings will be used to fund: (a) the current ALD-401 Phase 2 clinical trial and (b) other costs and expenses in connection with the clinical and regulatory progress of ALD-401.

As a result of the Aldagen transaction, we anticipate that, upon conversion of the Series E Preferred issued in the Aldagen transaction, we would be required to issue approximately 13,539,816 shares of our common stock to Aldagen Holdings. As of March 27, 2012, we had 70,644,027 shares of our common stock outstanding, and additional 22,360,351 shares of our common stock reserved for issuance under existing options, warrants and instruments. Accordingly, because our Certificate of Incorporation currently only authorizes us to issue a maximum of 100,000,000 shares, at the present time, we only have approximately 6,995,622 shares of common stock available for issuance and therefore we will be unable, in the absence of adoption of the Charter Amendment, to effect the conversion of the Series E Preferred Stock held by Aldagen Holdings into shares of our common stock.

WE ARE NOT SEEKING SHAREHOLDER APPROVAL OF THE ALDAGEN TRANSACTION AS IT CLOSED AS OF FEBRUARY 8, 2012. IF THIS CHARTER AMENDMENT IS NOT AUTHORIZED AND PROPOSAL 1 IS NOT APPROVED, WE WILL NOT BE ABLE TO EFFECT THE SERIES E CONVERTIBLE PREFERRED STOCK CONVERSION AND ALDAGEN HOLDINGS LLC WILL REMAIN OUR SERIES E CONVERTIBLE PREFERRED STOCK HOLDER UNTIL AND UNLESS OUR SHAREHOLDERS APPROVE A CHARTER AMENDMENT TO ACCOMMODATE THIS CONVERSION IN THE FUTURE. ALSO, IF SUCH CHARTER AMENDMENT IS NOT AUTHORIZED AND THIS PROPOSAL 1 IS NOT APPROVED, WE MAY (BUT ARE NOT REQUIRED) BRING THE SAME PROPOSAL AT ANOTHER MEETING OF OUR SHAREHOLDERS, ANNUAL OR SPECIAL, UNTIL SUCH APPROVAL IS OBTAINED. AS SUCH, OUR FAILURE TO RECEIVE APPROVAL OF THIS PROPOSAL WILL REQUIRE US TO INCUR THE COSTS OF HOLDING ADDITIONAL SHAREHOLDER MEETINGS.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Capital

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future. At this time we do not have any plans to issue any shares other than as discussed in this proxy statement. However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized but unissued shares of common stock may be used by the Company for any purpose permitted under Delaware law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed in this Proposal 1 and Proposal 2, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of common stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

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The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our common stock. Current holders of common stock do not have preemptive or similar rights which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Additional Information

On March 29, 2012, we filed an Amendment No. 1 to the previously filed Current Report on Form 8-K relating to the Aldagen transaction to provide the Rules 8-04 and 8-05 of Regulation S-X required (i) audited financial statements of the business acquired and (ii) pro forma financial presentation, which we are including as Appendix I to this proxy statement. In addition, we are also including our Management’s Discussion and Analysis from the most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as Appendix II to this proxy statement. As a “smaller reporting company”, we are not required to provide supplementary financial information (Item 302 of Regulation S-K) or quantitative and qualitative disclosures about market risk (Item 305 of Regulation S-K).

As previously reported in our Current Report on Form 8-K filed with the SEC on April 13, 2011 (the “April 2011 8-K”), we dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee of our Board. The PwC reports on our consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of PwC on our financial statements for fiscal years 2009 and 2010 contained an explanatory paragraph which noted that there was substantial doubt about our ability to continue as a going concern. As previously reported in the April 2011 8-K, during our fiscal years ended December 31, 2009 and 2010 and through April 13, 2011, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of such disagreements in its reports on our consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than: at December 31, 2009, and during the interim periods of 2009 and 2010, we reported a material weakness in internal control over financial reporting related to our accounting for equity instruments. This material weakness resulted in material errors and the restatement of our annual and interim financial statements for the fiscal year ended December 31, 2009 and interim financial statements for the first, second and third quarters during the fiscal year ended December 31, 2010. Our Audit Committee discussed this material weakness with PwC and has authorized PwC to respond fully to inquiries of the successor independent registered public accountant concerning this matter. A copy of PwC’s letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements was filed as an exhibit to the April 13, 2011 8-K.

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On April 13, 2011, we, upon the Audit Committee’s approval, engaged the services of Stegman & Company (“Stegman”) as our new independent registered public accounting firm to audit our consolidated financial statements as of December 31, 2011 and for the year then ended. Stegman also performs a review of the unaudited condensed consolidated quarterly financial statements to be included in our quarterly reports on Form 10-Q, which reviews have included financial quarters beginning with the quarter ending March 31, 2011. During each of 2009 and 2010 (our two most recent fiscal years prior and through the date of their engagement in April 2011), (a) we have not engaged Stegman as either the principal accountant to audit our financial statements, or as an independent accountant to audit a significant subsidiary and on whom the principal accountant is expected to express reliance in its report; and (b) we or someone on our behalf did not consult Stegman with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K. A representative of Stegman is not expected to be present at the Special Meeting.

Interest of Certain Persons in Matters to be Acted Upon

Except as described below, management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein. Prior to joining our Board of Directors, Lyle Hohnke was Aldagen’s Chief Executive Officer. As a Board member, Mr. Hohnke may have an interest in the outcome of Proposal 2 of this proxy statement.

Joseph Del Guercio, an independent director on our Board, is one of the managing members of CNF Investments II, LLC. (“CNF”), an entity which directly owns shares and warrants to purchase common stock of our Company acquired in the February 2012 private offering. CNF is also a limited liability member of Aldagen Holdings LLC, the holder of the Series E Preferred. Dr. Richard Kent, also an independent director of the Company, is the general partner of Intersouth Affiliates V, L.P, Intersouth Partners V, L.P, Intersouth Partners VI, L.P and Intersouth Partners VII L.P., respectively (collectively, the “Intersouth Affiliates”) which entities, individually and indirectly, own shares and warrants to purchase common stock of our Company acquired in the February 2012 private offering. Each of the Intersouth Affiliates is also a limited liability member of Aldagen Holdings LLC, the holder of the Series E Preferred. As Board members and affiliates of the Company’s shareholders, as described above, Messrs. Del Guercio and Kent, may have respective interests in the outcome of Proposals 1 and 2 of this proxy statement. Please refer to the beneficial ownership table and notes to such table appearing on page 8 of this proxy statement for the details of their respective ownership.

Vote Required and Board Recommendation

The passage of this Proposal 1 requires the affirmative vote of a majority of our outstanding shares. Our Board recommends a vote FOR this Proposal.

Proposal 2

To approve an amendment to the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 8,000,000 to 10,500,000

On February 2, 2012, our Board unanimously approved and recommended to the shareholders that they approve and ratify an amendment to our Long-Term Incentive Plan (“LTIP” or the “Plan”) to increase the number of shares of common stock reserved for issuance under the Plan by 2,500,000 shares, i.e. from 8,000,000 to 10,500,000. Following the amendment, the Board authorized issuances of 1,701,500 options to purchase our common stock under the Plan, as described below. As of the date of this proxy statement, we have 1,685,745 shares of common stock available for issuance under the Plan.

The amended language of the Plan, as approved by the Board, reads in its entirety as follows:

“4.1        NUMBER OF SHARES. The Company shall make Awards available representing up to 10,500,000 shares of common stock.”

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Pursuant to the 2002 plan of reorganization, the Company adopted the Plan and subsequently amended it to reflect the then current needs of the Company. The Plan permits incentive awards of options, SARs, restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards or other stock-based awards to our employees, officers, consultants, independent contractors, advisors, and directors. We believe that the making of awards under the Plan promotes the success and enhances the value of our Company by providing our employees, officers, consultants, independent contractors, advisors and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to us in our ability to motivate, attract, and retain the services of employees, officers, consultants, independent contractors, advisors and directors upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent. Accordingly, the Board believes it necessary to have sufficient shares reserved and allocated to the Plan to permit the grant of incentive awards from time to time to selected employees, officers, consultants, independent contractors, advisors and directors.

The Plan is administered by the Compensation Committee of the Board, subject to the Board’s review and approval. Under the Plan, the Compensation Committee has the authority to:

•	designate participants;
•	determine the type or types of awards to be granted to each participant;
•	determine the number of awards to be granted and the number of shares of stock to which an award will relate;
•	determine the terms and conditions of any award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee in its sole discretion determines;
•	accelerate the vesting or lapse of restrictions of any outstanding award, based in each case on such considerations as the Compensation Committee in its sole discretion determines;
•	determine whether, to what extent, and under what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, stock, other awards, or other property, or an award may be canceled, forfeited, or surrendered;
•	prescribe the form of each award agreement, which need not be identical for each participant;
•	decide all other matters that must be determined in connection with an award;
•	establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
•	make all other decisions and determinations that may be required under the Plan or as the Compensation Committee deems necessary or advisable to administer the Plan; and
•	Amend any award agreement as provided in the Plan.

The Plan permits incentive awards of options, stock appreciation rights (SARs), restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards or other stock-based awards to employees, officers, consultants, independent contractors, advisors, and directors of the Company.

We believe that the making of awards under the Plan promotes the success and enhances the value of our Company by providing our employees, officers, consultants, independent contractors, advisors and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to our Company in its ability to motivate, attract, and retain the services of employees, officers, consultants, independent contractors, advisors and directors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Board believes it necessary to have sufficient shares reserved and allocated to the Plan to permit the grant of incentive awards from time to time to selected employees, officers, consultants, independent contractors, advisors and directors.

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Equity Compensation Plan Information as of December 31, 2011

	Number of securities to be issued	Weighted average exercise price	Number of securities
	upon exercise of outstanding	of outstanding options, warrants,	remaining available for
Plan category	options, warrants, and rights	and rights	future issuance

Equity compensation plans approved by security holders	6,275,555	$1.23	1,228,245
Equity compensation plans not approved by security holders(1)	1,335,149	$1.52	n/a
Total	7,610,704	$1.28	1,228,245

(1) These amounts represent the aggregate of individual compensation arrangements with external service providers.

As of December 31, 2011, 496,200 shares of Common stock have been issued upon exercise of options granted pursuant to the Plan.

Following the February 2, 2012 amendment to the Plan, as discussed above, the Board made the following grants to our newly appointed directors, officers and employees:

Optionee/Title	Amount Granted	Option Terms

Edward L. Field, COO	534,000	200,000 options vest on February 22, 2012, 112,000 options - on December 31, 2012, 111,000 options - on December 31, 2013, and the remaining 111,000 - on December 31, 2014; exercise price of $1.40 per share (closing price of our securities on the grant date) and expire 10 years from the date of the issuance.

Lyle Hohnke, Director	475,000	All options vest on February 22, 2012, exercise price of $1.40 per share (closing price of our securities on the grant date) and expire 5 years from the date of the issuance.

Advisors and employees	692,500 (1)	All options vest pursuant to vesting schedules set forth in individual option agreements and notices, commencing on February 22, 2012.

 ____________________

(1)         Includes 15,000 options issued to each of three advisors to the Board and the Company to provide advisory and transitional services in connection with the Aldagen transaction.

There are no stock option awards pending authorization to our CEO, CFO, COO, executive officers (as a group), non-executive directors (as a group) or our non-executive directors. All options under the Plan are granted at the Fair Market Value (closing price) of the Company’s common stock on the date of grant and are exercisable for an equivalent number of shares of the Company’s common stock. The closing price of our common stock on March 28, 2012 was $1.38 per share.

Total eligible employees under the Plan is approximately 35. Shares issuable under the Plan will either be shares of our authorized but previously unissued common stock, or shares reacquired by the Company, including shares purchased on the open market. All shares granted in the form of options under the Plan will reduce, on a share for share basis, the number of shares available for subsequent grants. Option grants which were forfeited under the terms of the Plan will return to the pool of reserved shares and be available for subsequent grants.

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Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, consultants, independent contractors, advisors and directors. Other material features of the Plan include: (i) each option granted is exercisable at such time or times up to ten years from date of grant, and for such number of shares as is determined by the Committee and set forth in a duly executed stock option agreement; (ii) provision is made for termination or transfer of options in the event of an optionee’s termination for misconduct, voluntary termination, and other causes described in the Plan; and (iii) option exercise dates may become accelerated upon the occurrence of certain major corporate transactions or a change in control of the Company.

Under the Plan employees and certain independent consultants may be granted options to purchase shares of our common stock. Options granted pursuant to the 2005 Plan will be options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code if granted to employees, or non-statutory stock options which may be granted to both employees and certain independent consultants, as determined by the Committee.

Except as discussed above, we have not yet determined if, how, or when the unused shares of common stock allocated to the Plan will be issued. The Board will issue the unused shares allocated to the Plan as it deems necessary to induce, compensate, and reward our employees, directors, and independent consultants and advisors. The Board will neither seek nor be required to obtain shareholder approval to direct the allocation or grant of benefits from the Plan. If and to the extent our Board determines to effect a reverse stock split of our common stock following approval of Proposal 3 under this proxy statement, under the terms of the Plan, the number of shares under the Plan will be adjusted proportionately, and there will be substituted for each such share of common stock then subject to each award under the Plan the number and class of shares into which each outstanding share of common stock will be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each award, as our Compensation Committee may, in its sole and absolute discretion, approve.

Federal Income Tax Consequences

The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality. The federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the Plan.

Incentive Stock Options. A Participant is not taxed for regular federal income tax purposes at the time an Incentive Stock Option is granted, but the excess of the fair market value of the shares received over the option exercise price will be taken into account for the alternative minimum tax. The tax consequences upon exercise and later disposition depend upon whether the Participant was an employee of the Company or its subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of death or disability) and on whether the Participant holds the shares for more than one year after exercise and two years after the date of grant of the Option. If the Participant satisfies both the employment rule and the holding rule, for regular tax purposes the Participant will not realize income upon exercise of the Option and the Company will not be allowed an income tax deduction at any time. The difference between the Option price and the amount realized upon disposition of the shares by the Participant will constitute a long-term capital gain or a long-term capital loss, as the case may be. Neither the employment rule nor the holding rule will apply to the exercise of an Option by the estate of a Participant, provided that the Participant satisfied the employment rule as of the date of such Participant's death. If the Participant meets the employment rule but fails to observe the holding rule (a "Disqualifying Disposition"), the Participant generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the Option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the Participant as capital gain (long-term or short-term depending on the length of time the stock was held after the Option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the Participant is generally limited to the excess of the sales price over the Option price. In both situations, the Company's tax deduction is limited to the amount of ordinary income recognized by the Participant.

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Nonqualified Stock Options. Under present regulations, a Participant who is granted a Nonqualified Stock Option will not realize taxable income at the time the Option is granted. In general, a Participant will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the Option price, and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The Participant's basis in the shares so acquired will be equal to the Option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the Participant will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the Option is exercised. Different consequences will apply for a Participant subject to the alternative minimum tax.

Withholding. The Company shall have the right to reduce the number of shares of common stock deliverable pursuant to the Plan by an amount which would have a fair market value equal to the amount of all federal, state or local taxes to be withheld, based on the tax rates then in effect or the tax rates that the Company reasonably believes will be in effect for the applicable tax year, or to deduct the amount of such taxes from any cash payment to be made to a Participant, pursuant to the Plan or otherwise.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal. The Board recommends a vote FOR this Proposal 2.

Proposal 3

To approve an amendment to the Company's Certification of Incorporation to effect a reverse stock split of the outstanding shares of the Company's common stock, prior to December 31, 2012, at one of three reverse stock split ratios, 1-for-2, 1-for-3 or 1-for-4, as determined by the Board of Directors in its sole discretion.

Our Board has considered, deemed advisable, and adopted resolutions approving and recommending to our shareholders for their approval a proposed amendment to the Company's Certification of Incorporation to effect a reverse stock split of the outstanding shares of our common stock, prior to December 31, 2012, at one of three reverse stock split ratios, 1-for-2, 1-for-3 or 1-for-4, as determined by the Board in its sole discretion. If approved by our shareholders, the Board would be permitted and authorized (but not required) to effect a reverse stock split of our common stock at any one of these reverse stock split ratios (or no reverse stock split ratio at all) and to file with the Secretary of State of the State of Delaware an amendment to our Certificate of Incorporation, as amended to date, effecting such reverse stock split, which would be filed at such time as our Board deems appropriate. If this Proposal 3 is approved, no further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by shareholders and the Board determines to implement the reverse stock split, we would communicate to the public, prior to the effective time of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board).

Depending on the ratio for the reverse stock split determined by the Board of directors, two, three or four shares of existing common stock, as determined by the Board, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board.

The Board believes that shareholder approval of three potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of a reverse stock split. The amendment to our Certificate of Incorporation that is filed to effect the reverse stock split, if any, will include only the reverse split ratio determined by the Board to be in the best interests of shareholders and all of the other proposed amendments at different ratios will be abandoned. The reverse stock split, if approved by our shareholders, would become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of this filing will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and shareholders. In addition, the Board reserves the right (as discussed in more detail in Proposal 4 of this proxy statement), notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with reverse stock split if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of its shareholders to proceed with the split.

The form of proposed amendment to the Company’s Certificate of Incorporation, as amended to date, is provided as Appendix III to this Proxy statement.

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Discussion of the Reasons for the Proposed Reverse Split of Our Common Stock

Our common stock is currently quoted on the OTC Bulletin Board (OTC:BB) under the trading symbol “CMXI”. From June 2005 through January 2011, our common stock had been listed on the NYSE Amex LLC (“Amex”) under the symbol “GTF”. The following table sets forth, the high and low bid prices of our common stock for the four quarters of 2010 and 2011. The bid prices quoted on the OTC:BB reflect inter-dealer prices without retail mark-up, markdown or commission and may not represent actual transactions. On March 28, 2012 the closing price for the Company’s securities was $1.38 per share.

Year	Quarter Ended	High Bid	Low Bid

2010	December 31, 2010	$0.68	$0.42
	September 30, 2010	$0.75	$0.48
	June 30, 2010	$1.75	$0.41
	March 31, 2010	$0.68	$0.39

2011	December 31, 2011	$1.23	$0.46
	September 30, 2011	$0.66	$0.28
	June 30, 2011	$0.45	$0.28
	March 31, 2011	$0.67	$0.33

One of the Amex and The NASDAQ Stock Market (“NASDAQ”) initial listing requirements is that the bid price of an applicant’s common stock is at a specified minimum per share and that, after listing, the Amex and NASDAQ rules provide that, for an issue to be eligible for continued listing it may not appear that the aggregate market value of our common stock has become so reduced as to make further dealings on the Amex or NASDAQ inadvisable.

Our Board feels that we are at the threshold for re-listing on a national stock market, provided we can achieve and maintain the required minimum per share bid price. Our Board recommends that the interest of the shareholders may be best served by a reverse split in order to increase the common stock bid price. We believe that the reverse stock split along with results of growth and operations could be a substantial basis for achieving the stock bid price necessary for a national stock market listing. However, there is no assurance that our stock price will achieve the minimum bid price amount and that our stock price will continue to meet the minimum requirement for continued listing.

Because the current worldwide and United States financial situation is volatile, future economic prediction is uncertain. Because of this uncertainty, our Board is not able to predict the stock bid price at the effective date of the reverse split, if and when one is effected by the Board in its discretion. Our Board feels that it is in the best interests of the shareholders that a reverse stock split ratio and effective date are not set at this time, but rather that the Board has the authority to consider and implement a ratio out of a range of approved reverse stock split ratios and an effective date deadline that it can use to the best advantage of the Company. This is the reasoning as to why the Board set the reverse split limitations to effect the reverse stock split at any time prior to December 31, 2012 at ratios set forth in the ranges as provided in this Proposal 3, to be determined by the Board in its sole discretion.

In order to successfully re-list on a national securities exchange, the Company will also need to comply with additional quantitative (shareholders’ equity, size of shareholder base, market value of securities, size of the public float, number of market makers, etc.) and qualitative (corporate governance, director independence, Board and Audit Committee composition, etc.) initial listing requirements and to continue meeting such requirements on an ongoing, continuous basis. The Company will only apply for an initial listing on a national securities exchange if and to the extent it believes it meets all applicable initial listing requirements. However, there is no assurance that we will be able to maintain such compliance with all requisite continued listing criteria.

Mechanics of the Proposed Reverse Stock Splits

If our shareholders approve this Proposal 3, upon the filing of documentation with the Secretary of State of the State of Delaware, Financial Industry Regulatory Authority (FINRA) and our stock transfer agent, a particular reverse stock split ration to be determined and effected by the Board will become effective. After the reverse stock split becomes effective, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities.

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The reverse stock split, if and when effected, would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split results in any of our shareholders receiving cash in lieu of a fractional share. As described below, shareholders otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split shareholders to the extent there are presently stockholders who would otherwise receive less than one share of our common stock after the reverse stock split. Furthermore, because the number of authorized shares of our common stock will be reduced, the reverse stock split will not increase our Board’s ability to issue authorized and unissued shares (proportionately to the issued and outstanding shares) without further shareholder action. The other principal effects of the reverse stock split will be that:

•	the number of issued and outstanding and treasury shares of our Common Stock will be reduced proportionately based on the final reverse stock split ratio of the proposed range, as determined by the Board;

•	based on the final reverse stock split ratio, the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of our common stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested stock units (including restricted stock units and performance stock units) will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the reverse stock split;

•	the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under our equity-based compensation plans will be reduced proportionately based on the final reverse stock split ratio; and

•	in addition, the reverse stock split will likely increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

Although the number of outstanding shares of our common stock would decrease following the proposed reverse stock split, our Board does not intend for the reverse stock split to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934.

Fractional Shares

Shareholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time at the then prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, shareholders will receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

No transaction costs will be assessed on shareholders for the cash payment. Shareholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is made for their fractional share interest in our common stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the effective time of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold our common stock after the split, you may do so by either:

•	purchasing a sufficient number of shares of our common stock; or

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•	if you have shares of our common stock in more than one account, consolidating your accounts,

so that in each case you hold a number of shares of our common stock in your account prior to the reverse stock split that would entitle you to receive at least one share of our common stock on a post-reverse stock split basis. Shares of common stock held in registered form (that is, stock held by you in your own name in our stock register records maintained by our transfer agent) and stock held in "street name" (that is, stock held by you through a bank, broker or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

Effect on Registered and Beneficial Shareholders

Upon the reverse stock split, we intend to treat shareholders holding shares of our common stock in "street name" (that is, held through a bank, broker or other nominee) in the same manner as registered shareholders whose shares of our common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of our common stock in "street name;" however, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares of our common stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered “Book-Entry” Shareholders

Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares of our common stock registered in their accounts.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares of our common stock in registered book-entry form or your cash payment in lieu of any fractional interest, if applicable. If you are entitled to post-reverse stock split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the reverse stock split indicating the number of shares of our common stock you hold.

If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing this check, you will warrant that you owned the shares of our common stock for which you received a cash payment. See "Fractional Shares" above for additional information.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of our common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of our common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-reverse stock split shares of our common stock, your post-reverse stock split shares of our common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-reverse stock split shares of our common stock you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-reverse stock split ownership interest. Beginning on the effective time of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under "Fractional Shares."

There were approximately 15 beneficial owners of our common stock as of March 29, 2012. We have no plans for the cancellation or purchase of shares of common stock from holders of a nominal number of shares following the reverse split. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

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As discussed above, our Board believes the completion of any of the reverse splits will cause the minimum bid price of the common stock to increase. There can be no assurance, however, that the reverse split will result in any change in the price of the common stock or that, if the price of the common stock does increase as a result of the reverse split, the amount or duration of such increase.

Our Board believes that the present level of per share market prices of the common stock impairs the acceptability of the stock by portions of the financial community and the investing public. Theoretically, the price per share of stock should not, of itself, those constituents; however, in practice, the price per share does affect the stock because many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. The increased price per share may encourage interest and trading in the common stock and possibly promote greater liquidity for our shareholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse split. Nonetheless, there is no assurance that these effects will occur or that the per share price level of the common stock immediately after the proposed reverse split will be maintained for any period of time.

In addition, our Board believes that the reverse split may improve the liquidity of the common stock in another manner. Frequently, brokers charge trading commission based upon the number of shares purchased. As a result, this trading commission per share is relatively higher as a percentage of the value of the shares of common stock purchased. Our Board and management believe that the relatively high trading cost of common stock may adversely impact the liquidity of the common stock by making it a less attractive investment to the stock of other companies in our industry. If the reverse split is approved and implemented and the price of the common stock rises correspondingly, the trading cost per "trading dollar" of common stock would decrease.

While we believe that the reverse split would initially help increase the market price of our common stock, the effect of a reverse split on the market price of our common stock cannot be predicted with any certainty, and the historical results of similar reverse splits for companies in similar circumstances is varied. In addition, the possibility of a future reverse stock split could cause the price of our common stock to fall. Additionally, the reverse stock split will likely result in some stockholders owning "odd-lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

After the effective date of the reverse split, each holder of our common stock will own a reduced number of shares of our common stock. However, the reverse split will affect all holders of our common stock uniformly and will not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our shareholders owning a fractional share. In lieu of issuing fractional shares, each holder of our common stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder's certificates will have the number of shares he receives rounded up to the nearest whole share.

We currently are authorized to issue a maximum of 100,000,000 shares of our common stock (in the event Proposal 1 of this proxy statement is approved, the maximum number will be increased to 160,000,000 shares). As of March 27, 2012, there were 70,644,027 shares issued and outstanding. In addition, we have approximately 20,069,851 shares reserved for issuance upon exercise of outstanding options and warrants and in connection with existing share-based compensation and benefit plans. Although the number of authorized shares of common stock will not change as a result of the reverse split, the number of issued and outstanding shares of our common stock will be reduced to a number that will be approximately equal to the number of shares of common stock issued and outstanding immediately prior to the effective date divided by the reverse split ratio. The number will not be exact due to the treatment of any fractional shares, as described below.

The proposed reverse splits will not affect any shareholder’s proportionate equity interest in Cytomedix or the rights, preferences, privileges or priorities of any shareholder, other than an adjustment, which may occur due to fractional shares. Likewise, the proposed reverse split will not affect the total shareholders’ equity in Cytomedix or any components of shareholders’ equity as reflected on the financial statements of the Company except to change the number of issued and outstanding shares of capital stock. There would be no increase or decrease in our "stated capital" account or "capital in excess" account. We do not anticipate any other adjustments in our financial statements if and when any of the proposed reverse stock splits is affected.

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The following table illustrates the principal effects of several reverse split ratios on the common stock, LTIP stock awards, etc.:

Common Stock	Pre-Split	Post-Reverse Split	Post-Reverse Split	Post-Reverse Split
		(1:2)	(1:3)	(1:4)
Authorized (1)	175,000,000	175,000,000	175,000,000	175,000,000
Issued and Outstanding	70,644,027	35,322,013	23,548,009	17,661,006
Series E Preferred Stock (2)	13,539,816	6,769,908	4,513,272	3,384,954
LTIP Options Authorized (1)	10,500,000	5,250,000	3,500,000	2,625,000
LTIP Options Issued	8,327,055	4,163,528	2,775,685	2,081,763

LTIP Awards Available	2,172,945	1,086,472	724,315	543,237

________

(1)         Assumes approval of Proposal 1 (increasing the authorized capital and common stock) and Proposal 2 (increasing the authorized number of shares under the LTIP) included in this proxy statement.

(2)         Assumes approval of Proposal 1 (increasing the authorized capital and common stock) and represents shares of common stock issuable upon such approval.

The proposal will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now outstanding. We do not anticipate that the reverse split will result in any material reduction in the number of holders of common stock. Each shareholder's percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares as described below. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable.

Following the effective date, it is not anticipated that our financial condition, the percentage ownership of management, the number of shareholders, or any aspect of our business would materially change as a result of the reverse split.

Accounting Matters

The reverse split will not affect the par value of our common stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the fraction by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect

While the Board believes it advisable to authorize and approve the reverse split for the reasons set forth above, the Board is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of shareholders seeking to control the Company. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

Increase of Shares of Common Stock Available for Future Issuance

Because our authorized common stock will not be reduced, the overall effect will be an increase in our authorized but unissued shares of common stock as a result of the reverse split. These shares may be issued by our Board in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

No Appraisal Rights

Under Delaware law, our shareholders would not be entitled to rights of dissent and appraisal with respect to the reverse split.

Certain Risks Associated with a Reverse Split of our Securities

Our total market capitalization after a reverse split of our common shares may be lower than before the reverse split.

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There are numerous factors and contingencies that could affect our common share price following a reverse split of our common shares, such as our reported results of operations in future periods, and general economic, market and industry conditions. Also, reverse splits are sometimes perceived by investors to imply that an issuer is having financial difficulties and, as a result, reverse splits sometimes cause the trading price of the resulting security to be lower than the pre-split share price or not to increase to or maintain its share price on a post-reverse split adjusted basis.

If a reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that a reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after a reverse stock split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

If a reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Federal Income Tax Consequences of the Reverse Stock Split

Circular 230 Notice:

The tax discussion contained in this Proxy Statement is not in the form of a covered opinion within the meaning of Circular 230 issued by the United States Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any discussion contained in this document for the purpose of avoiding U.S. federal tax penalties. The tax summary contained in this document was written to support the promotion or marketing of the transactions or matters described in it. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

The following summary of the federal income tax consequences of a Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the "Code"), and is for general information only. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder, and the discussion below may not address all the tax consequences for a particular shareholder. For example, foreign, state and local tax consequences are not discussed below. The summary does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Accordingly, notwithstanding anything to the contrary, each shareholder should consult his, her or its tax advisor to determine the particular tax consequences of a Reverse Stock Split to him, her or it, including the application and effect of federal, state, local and/or foreign income tax and other laws. The following summary assumes that shares of common stock are held as "capital assets" within the meaning of the Code.

We believe the reverse stock split will constitute a reorganization as described in Section 368(a)(1)(E) of the Code. Accordingly, we will not recognize taxable income, gain or loss in connection with the reverse split.

Generally, a reverse split will not result in the recognition of gain or loss to a shareholder for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of old shares of common stock exchanged for such new shares of common stock. The holding period of the new, post-split shares of common stock resulting from implementation of the reverse split will include the shareholder's respective holding period for the pre-split shares of common stock exchanged for the new shares of common stock.

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The receipt of shares of post-reverse split common stock in the transaction should not result in the recognition of gain or loss or dividend income as a result of the reverse split, and the tax basis and holding period of a shareholder in shares of pre-reverse split common stock will carry over as the tax basis and holding period of such shareholder's shares of post-reverse split common stock.

We are required to furnish to the record holders of common stock, other than corporations and other exempt holders, and to the IRS, information with respect to dividends paid on the common stock. You may be subject to backup withholding with respect to proceeds received from a disposition of the shares of common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (a) fail to furnish your taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number; (b) furnish an incorrect TIN; (c) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (d) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Vote Required and Board Recommendation

The passage of this Proposal 3 requires the affirmative vote of a majority of our outstanding shares. Our Board recommends a vote FOR this Proposal.

Proposal 4

To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock split approved pursuant to Proposal 3 above.

Pursuant to Section 242(c) of the Delaware General Corporation Law the shareholders may authorize the Board to abandon any of the reverse stock split ratios the Board may determine, in its sole discretion, to effect and any filing of any one or more of the amendments to the Certificate of Incorporation approved under Proposal 3 of this proxy statement, and thereby abandon and not implement any such reverse stock splits. As set forth above, in order to further the best interests of our shareholders and to minimize dilution of their equity, our Board requests the flexibility to implement such proposed reverse stock splits between now and December 31, 2012. It is possible that the Board may deem it in the best interests of the shareholders not to implement any of such reverse stock splits at all.

Required Vote, Board Recommendation

The passage of this Proposal 4 requires the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal. The Board unanimously recommends that shareholders vote FOR Proposal 4.

Proposal 5

To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

The passage of this Proposal 5 requires the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal. The Board unanimously recommends that shareholders vote FOR this Proposal.

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Interest of Certain Persons in Matters to be Acted Upon

Except as described above, management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein.

Shareholder Proposals and Submissions for Inclusion in the Proxy Statement
for the 2012 Annual Meeting of Shareholders

We presently intend to hold our next annual meeting of Shareholders in September 2012. A proxy statement and notice of the 2012 Annual Meeting will be mailed to all shareholders approximately one month prior to that date. Shareholder proposals must be received at our principal executive offices located at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 no later than 120 days prior to the first anniversary of the date of this Proxy Statement; provided, however, that in the event that the date of the next annual meeting is advanced by more than 30 days from the anniversary date of the 2011 Annual Meeting, notice by the shareholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. All shareholder proposals received after the deadline will be considered untimely and will not be included in the proxy statement for the next annual meeting. The SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings. Such proposals must be received by no later than July 16, 2012. The rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. Also, the notice must meet the other requirements contained in our Bylaws. A copy of the relevant Bylaw provisions containing the requirements for making shareholder proposals may be obtained free of charge by contacting our Corporate Secretary at our executive offices.

Other Matters

The Board knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be consistent with the policies of the Company and will use their discretion.

House holding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for us. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please call, email or write to us at (240) 499-2680, investorrelations@cytomedix.com, or Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, Attention: Corporate Secretary.

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CYTOMEDIX, INC.

SPECIAL MEETING OF SHAREHOLDERS

May 18, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CYTOMEDIX, INC.

The undersigned shareholder acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement and hereby appoints Martin Rosendale and Andrew Maslan, or either of them, each with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on March 29, 2012 at the Special Meeting of Shareholders to be held on May 18, 2012, at the Company’s headquarters at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 at 11 a.m. EDT, and at all postponements or adjournments thereof, with all powers the undersigned would possess if personally present. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

1.	To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 160,000,000 and the number of authorized shares of capital stock from 115,000,000 to 175,000,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	To approve an amendment to the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 8,000,000 to 10,500,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve an amendment to the Company's Certification of Incorporation to effect a reverse stock split of the outstanding shares of the Company's common stock, prior to December 31, 2012, at one of three reverse stock split ratios, 1-for-2, 1-for-3 or 1-for-4, as determined by the Board of Directors in its sole discretion.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock splits approved pursuant to Proposal 3 above.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" proposals 1 through 5. The undersigned hereby acknowledges receipt of the notice of Special Meeting and proxy statement furnished in connection therewith.

DATED:

(Signature)

(Signature if jointly held)

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(Printed name(s))

Please sign exactly as your name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

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PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. THANK YOU.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2012 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2012

Electronic copies of this proxy statement and proxy card for the 2012 Special Meeting of Shareholders and are available to you at http://www.cytomedix.com/proxy2012special.htm. Requests for additional copies of the proxy materials should be addressed to Shareholder Relations, Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877. This material will be furnished without charge to any shareholder requesting it.

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Appendix I

Audited Financial Statements of Aldagen, Inc. as of and for the years ended December 31, 2011 and 2010 and for the period from March 3, 2000 (inception) through December 31, 2011

Aldagen, Inc.

(A Development Stage Company)

Financial Statements

Years Ended December 31, 2011 and 2010

and Period From March 3, 2000 (Inception) Through December 31, 2011

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Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Aldagen, Inc.

We have audited the accompanying balance sheets of Aldagen, Inc. (a development stage company) as of December 31, 2011 and 2010, and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and for the period from March 3, 2000 (inception) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aldagen, Inc. (a development stage company) at December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about its ability to continue as a going concern. Management’s plans as to these matters also are described in Note 1. The December 31, 2011 and 2010, financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 March 13, 2012

A member firm of Ernst & Young Global Limited

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Aldagen, Inc.

(A Development Stage Company)

Balance Sheets

	December 31
	2011	2010
Assets
Current assets:
Cash and cash equivalents, including $16,043 and $16,009 of restricted cash as of December 31, 2011 and 2010, respectively	$161,612	$3,090,732
Accounts receivable	120,619	113,460
Other receivables	–	244,863
Prepaid expenses and other assets	72,593	398,743
Inventories, net	51,206	59,779
Total current assets	406,030	3,907,577

Property and equipment, net	807,952	1,167,774
Other assets	9,256	9,256
Total assets	$1,223,238	$5,084,607

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$308,105	$382,982
Accrued expenses	100,523	159,254
Deferred rent	123,059	188,114
Capital lease obligations, current portion	4,281	15,872
Convertible promissory notes	12,265,483	8,052,074
Notes payable	–	21,718
Total current liabilities	12,801,451	8,820,014

Preferred stock warrant liability	511,224	1,758,551
Capital lease obligations, less current portion	–	5,375
Total liabilities	13,312,675	10,583,940

Commitments and contingencies

Junior Preferred redeemable convertible preferred stock, $0.001 par value; 14,963,785 shares authorized, 14,519,926 shares issued and outstanding at December 31, 2011 and 2010 aggregate liquidation value of $14,519,926 at December 31, 2011 and 2010	13,527,821	12,492,419

Series C redeemable convertible preferred stock, $0.001 par value; 26,069,584 shares authorized, 24,742,979 shares issued and outstanding at December 31, 2011 and 2010, aggregate liquidation value of $24,866,381 and $23,425,745 at December 31, 2011 and 2010, respectively	24,866,381	23,378,247

Series C-1 redeemable convertible preferred stock, $0.001 par value; 31,082,381 shares authorized, 17,636,655 issued, and outstanding at December 31, 2011 and 2010, aggregate liquidation value of $23,818,667 and $22,349,745 at December 31, 2011 and 2010, respectively	23,818,667	22,339,392

Stockholders’ deficit:
Common stock, $0.001 par value; 93,407,305 shares authorized; 3,629,823 shares issued and outstanding at December 31, 2011 and 2010	3,630	3,630

Deficit accumulated during the development stage	(74,305,936)	(63,713,021)

Total stockholders’ deficit	(74,302,306)	(63,709,391)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$1,223,238	$5,084,607

See accompanying notes.

31

Aldagen, Inc.

(A Development Stage Company)

Statements of Operations

			Period From
			March 3, 2000
			(Inception) Through
	December 31		December 31,
	2011	2010	2011
Revenues:
Grant revenue	$–	$733,438	$842,923
Product sales, net	623,352	660,657	2,432,092
	623,352	1,394,095	3,275,015

Operating expenses:
Cost of product sales	187,117	229,325	854,104
Research and development	3,989,081	5,857,615	43,125,085
Selling, general, and administrative	1,885,677	3,686,550	20,135,382

Total operating expenses	6,061,875	9,773,490	64,114,571

Loss from operations	(5,438,523)	(8,379,395)	(60,839,556)

Other income (expense):
Interest expense, net	(2,819,549)	(2,579,581)	(9,911,782)
Other income, net	1,462,508	1,242,962	1,891,857

Total other income (expense)	(1,357,041)	(1,336,619)	(8,019,925)

Loss before income tax benefit	(6,795,564)	(9,716,014)	(68,859,481)
Income tax benefit	–	–	43,732
Loss before cumulative effect of change in accounting principle	(6,795,564)	(9,716,014)	(68,815,749)
Cumulative effect of change in accounting principle	–	–	(1,469,856)

Net loss	(6,795,564)	(9,716,014)	(70,285,605)

Accretion of redeemable convertible preferred stock	(4,002,811)	(4,003,265)	(22,978,714)
Gain on exchange of redeemable convertible preferred stock	–	–	14,517,817
Beneficial conversion feature	–	–	(966,711)

Net loss attributable to common stockholders	$(10,798,375)	$(13,719,279)	$(79,713,213)

See accompanying notes.

32

Aldagen, Inc.

(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

	Redeemable Convertible Preferred Stock										Stockholders’ Deficit
	Series A		Series B				Series C		Series C-1					Deficit
	Redeemable		Redeemable				Redeemable		Redeemable					Accumulated
	Convertible		Convertible				Convertible		Convertible				Additional	During the	Total
	Preferred Stock		Preferred Stock		Junior Preferred		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at March 3, 2000 (inception)	–	$–	–	$–	–	$–	–	$–	–	$–	–	$–	$–	$–	$–
Issuance of restricted common stock to founders at $0.001 per share for cash in April 2000	–	–	–	–	–	–	–	–	–	–	900,000	900	–	–	900
Issuance of common stock to consultants at $0.001 per share for services in April 2000	–	–	–	–	–	–	–	–	–	–	111,000	111	–	–	111
Issuance of common stock for technology and services at fair value	–	–	–	–	–	–	–	–	–	–	300,000	300	29,700	–	30,000
Issuance of restricted common stock to employees at $0.01 per share for cash in September 2000	–	–	–	–	–	–	–	–	–	–	600,000	600	5,400	–	6,000
Issuance of Series A redeemable convertible preferred stock for cash at $1.00 per share in October 2000, net of issuance costs of $24,971	3,000,000	2,975,029	–	–	–	–	–	–	–	–	–	–	–	–	–
Revaluation of restricted stock to founders	–	–	–	–	–	–	–	–	–	–	–	–	5,000	–	5,000
Accretion of redeemable convertible preferred stock	–	48,657	–	–	–	–	–	–	–	–	–	–	(40,100)	(8,557)	(48,657)
Net loss from March 3, 2000 (inception) to December 31, 2000	–	–	–	–	–	–	–	–	–	–	–	–	–	(275,472)	(275,472)
Balance at December 31, 2000	3,000,000	3,023,686	–	–	–	–	–	–	–	–	1,911,000	1,911	–	(284,029)	(282,118)
Issuance of Series A redeemable convertible preferred stock at $1.00 per share for cash in January and December 2001, net of issuance costs of $32,789	3,000,000	2,967,211	–	–	–	–	–	–	–	–	–	–	–	–	–
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	33,721	–	33,721
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	735	–	735
Revaluation of restricted stock to founders	–	–	–	–	–	–	–	–	–	–	–	–	30,000	–	30,000
Accretion of redeemable convertible preferred stock	–	331,997	–	–	–	–	–	–	–	–	–	–	(64,456)	(267,541)	(331,997)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(1,988,196)	(1,988,196)
Balance at December 31, 2001	6,000,000	6,322,894	–	–	–	–	–	–	–	–	1,911,000	1,911	–	(2,539,766)	(2,537,855)
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	127,500	–	127,500
Beneficial conversion feature of 2002 Bridge Notes	–	–	–	–	–	–	–	–	–	–	–	–	127,500	–	127,500
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	2,081	–	2,081
Revaluation of restricted stock to founders	–	–	–	–	–	–	–	–	–	–	–	–	60,270	–	60,270
Accretion of redeemable convertible preferred stock	–	489,821	–	–	–	–	–	–	–	–	–	–	(317,351)	(172,470)	(489,821)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(3,572,625)	(3,572,625)
Balance at December 31, 2002	6,000,000	$6,812,715	–	–	–	–	–	–	–	–	1,911,000	1,911	–	(6,284,861)	(6,282,950)

33

Aldagen, Inc.

(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

	Redeemable Convertible Preferred Stock										Stockholders’ Deficit
	Series A		Series B				Series C		Series C-1					Deficit
	Redeemable		Redeemable				Redeemable		Redeemable					Accumulated
	Convertible		Convertible		Junior		Convertible		Convertible				Additional	During the	Total
	Preferred Stock		Preferred Stock		Preferred		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at December 31, 2002	6,000,000	6,812,715	–	–	–	–	–	–	–	–	1,911,000	1,911	–	(6,284,861)	(6,282,950)
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	10,755	–	10,755
Conversion of bridge notes and accrued interest into redeemable convertible preferred stock in March 2003	–	–	761,833	761,833	–	–	–	–	–	–	–	–	–	–	–
Issuance of Series B redeemable convertible preferred stock in March and December 2003, net of issuance costs of $69,526	–	–	5,497,544	5,428,018	–	–	–	–	–	–	–	–	–	–	–
Revaluation of restricted stock to founders	–	–	–	–	–	–	–	–	–	–	–	–	45,000	–	45,000
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	14,229	–	14,229
Accretion of redeemable convertible preferred stock	–	487,572	–	347,342	–	–	–	–	–	–	–	–	(69,984)	(764,930)	(834,914)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(4,505,763)	(4,505,763)
Balance at December 31, 2003	6,000,000	7,300,287	6,259,377	6,537,193	–	–	–	–	–	–	1,911,000	1,911	–	(11,555,554)	(11,553,643)
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	8,010	–	8,010
Issuance of Series B redeemable convertible preferred stock in May, August and November 2004, net of issuance costs of $16,993	–	–	3,755,623	3,738,630	–	–	–	–	–	–	–	–	–	–	–
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	8,523	–	8,523
Accretion of redeemable convertible preferred stock	–	487,581	–	632,209	–	–	–	–	–	–	–	–	(16,533)	(1,103,257)	(1,119,790)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(4,654,695)	(4,654,695)
Balance at December 31, 2004	6,000,000	7,787,868	10,015,000	10,908,032	–	–	–	–	–	–	1,911,000	1,911	–	(17,313,506)	(17,311,595)
Issuance of preferred stock warrants	–	–	–	–	–	–	–	–	–	–	–	–	1,282,271	–	1,282,271
Conversion of Series B redeemable convertible preferred stock into common stock in March 2005	–	–	(1,500,000)	(1,500,000)	–	–	–	–	–	–	1,500,000	1,500	1,498,500	–	1,500,000
Elimination of preferred stock dividends upon conversion to common stock	–	–	–	(169,685)	–	–	–	–	–	–	–	–	169,685	–	169,685
Establishment of FAS 150 preferred stock warrant liability	–	–	–	–	–	–	–	–	–	–	–	–	(1,282,271)	–	(1,282,271)
Issuance of common stock options to consultants for services at fair value	–	–	–	–	–	–	–	–	–	–	–	–	45,975	–	45,975
Accretion of redeemable convertible preferred stock	–	487,516	–	726,458	–	–	–	–	–	–	–	–	(1,213,974)	–	(1,213,974)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(7,134,005)	(7,134,005)
Balance at December 31, 2005	6,000,000	8,275,384	8,515,000	9,964,805	–	–	–	–	–	–	3,411,000	3,411	500,186	(24,447,511)	(23,943,914)

34

Aldagen, Inc.

(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

	Redeemable Convertible Preferred Stock										Stockholders’ Deficit
	Series A		Series B				Series C		Series C-1					Deficit
	Redeemable		Redeemable				Redeemable		Redeemable					Accumulated
	Convertible		Convertible				Convertible		Convertible				Additional	During the	Total
	Preferred Stock		Preferred Stock		Junior Preferred		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at December 31, 2005	6,000,000	8,275,384	8,515,000	9,964,805	–	–	–	–	–	–	3,411,000	3,411	500,186	(24,447,511)	(23,943,914)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	21,148	–	21,148
Conversion of bridge notes and accrued interest into redeemable convertible preferred stock in December 2006	–	–	–	–	–	–	5,951,801	4,331,720	–	–	–	–	–	–	–
Issuance of Series C redeemable convertible preferred stock in December 2006, net of issuance costs of $127,386	–	–	–	–	–	–	9,131,243	6,518,333	–	–	–	–	–	–	–
Issuance of Series C redeemable convertible preferred stock in December 2006 for consulting services at fair value	–	–	–	–	–	–	41,907	30,500	–	–	–	–	–	–	–
Exchange of Series A and B redeemable convertible preferred stock to Junior Preferred redeemable convertible stock in December 2006	(6,000,000)	(8,741,917)	(8,515,000)	(10,634,303)	14,515,000	8,302,580	–	–	–	–	–	–	–	–	–
Gain on redemption of certain preferred stock, warrants, and other securities	–	–	–	–	–	–	–	–	–	–	–	–	–	14,517,817	14,517,817
Accretion of redeemable convertible preferred stock	–	466,533	–	669,498	–	45,388	–	41,016	–	–	–	–	(521,334)	(701,101)	(1,222,435)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(5,776,177)	(5,776,177)
Balance at December 31, 2006	–	–	–	–	14,515,000	8,347,968	15,124,951	10,921,569	–	–	3,411,000	3,411	–	(16,406,972)	(16,403,561)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	93,471		93,471
Issuance of common stock in July and August 2007 upon exercise of stock options at $0.20 per share for cash	–	–	–	–	–	–	–	–	–	–	208,747	209	41,540	–	41,749
Issuance of Series C redeemable convertible preferred stock in September 2007, net of issuance costs of $95,705	–	–	–	–	–	–	9,618,028	6,904,296	–	–	–	–	–	–	–
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,035,403	–	1,084,018	–	–	–	–	(135,011)	(1,984,410)	(2,119,421)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(6,701,446)	(6,701,446)
Balance at December 31, 2007	–	–	–	–	14,515,000	9,383,371	24,742,979	18,909,883	–	–	3,619,747	3,620	–	(25,092,828)	(25,089,208)

35

Aldagen, Inc.

(A Development Stage Company)

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

	Redeemable Convertible Preferred Stock										Stockholders’ Deficit
	Series A		Series B				Series C		Series C-1					Deficit
	Redeemable		Redeemable				Redeemable		Redeemable					Accumulated
	Convertible		Convertible				Convertible		Convertible				Additional	During the	Total
	Preferred Stock		Preferred Stock		Junior Preferred		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at December 31, 2007	–	–	–	–	14,515,000	9,383,371	24,742,979	18,909,883	–	–	3,619,747	3,620	–	(25,092,828)	(25,089,208)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	310,771	–	310,771
Issuance of Series C-1 redeemable convertible preferred stock in April 2008, net of issuance costs of $39,611									17,636,655	18,321,910
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,038,240	–	1,492,096	–	1,058,032	–	–	(310,771)	(3,277,597)	(3,588,368)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(10,179,446)	(10,179,446)
Balance at December 31, 2008	–	–	–	–	14,515,000	10,421,611	24,742,979	20,401,979	17,636,655	19,379,942	3,619,747	3,620	–	(38,549,871)	(38,546,251)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	337,834	–	337,834
Issuance of common stock in November 2009 upon exercise of stock options at an average price of $0.49 per share for cash											5,076	5	2,463		2,468
Beneficial conversion feature on issuance of convertible promissory notes													839,211		839,211
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,035,403	–	1,488,133	–	1,479,725	–	–	(1,179,508)	(2,823,753)	(4,003,261)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(8,986,202)	(8,986,202)
Balance at December 31, 2009	–	–	–	–	14,515,000	11,457,014	24,742,979	21,890,112	17,636,655	20,859,667	3,624,823	3,625	–	(50,359,826)	(50,356,201)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	365,089	–	365,089
Issuance of Junior Preferred	–	–	–	–	4,926	–	–	–	–	–	–	–	–	–	–
Issuance of common stock in February 2010 upon exercise of stock options at an average price of $.96 per share for cash	–	–	–	–	–	–	–	–	–	–	5,000	5	995	–	1,000
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,035,405	–	1,488,135	–	1,479,725	–	–	(366,084)	(3,637,181)	(4,003,265)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(9,716,014)	(9,716,014)
Balance at December 31, 2010	–	–	–	–	14,519,926	12,492,419	24,742,979	23,378,247	17,636,655	22,339,392	3,629,823	3,630	–	(63,713,021)	(63,709,391)
Share-based compensation expense	–	–	–	–	–	–	–	–	–	–	–	–	205,460	–	205,460
Accretion of redeemable convertible preferred stock	–	–	–	–	–	1,035,402	–	1,488,134	–	1,479,275	–	–	(205,460)	(3,797,351)	(4,002,811)
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	–	(6,795,564)	(6,795,564)
Balance at December 31, 2011	–	$–	–	$–	14,519,926	$13,527,821	24,742,979	$24,866,381	17,636,655	$23,818,667	3,629,823	$3,630	$–	$(74,305,936)	$(74,302,306)

See accompanying notes.

36

Aldagen, Inc.

(A Development Stage Company)

Statements of Cash Flows

			Period From
			March 3, 2000
			(Inception) to
	Year Ended December 31		December 31,
	2011	2010	2011

Operating activities
Net loss	$(6,795,564)	$(9,716,014)	$(70,285,605)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	362,246	442,505	3,141,160
Loss on disposal of equipment	–	–	27,087
Noncash interest expense	2,819,549	2,546,246	9,421,931
Deferred offering expense	–	611,048	–
Write-down of inventories	17,986	–	74,399
Share-based compensation to consultants and employees	205,460	365,089	1,576,088
Stock issued for technology license	–	–	30,000
Change in value of preferred stock warrant liability including cumulative effect of change in accounting principle	(1,458,848)	(1,242,962)	(524,505)
Loss on debt extinguishment	–	–	111,080
Changes in operating assets and liabilities:
Accounts receivable	(7,159)	(33,690)	(120,619)
Prepaid expenses, other receivables, and other assets	571,013	(507,362)	(71,541)
Inventories	(9,413)	11,539	(125,605)
Accounts payable	(74,877)	75,857	308,105
Accrued expenses	(58,731)	(263,009)	100,523
Deferred rent	(65,055)	(63,483)	123,059

Net cash used in operating activities	(4,493,393)	(7,774,236)	(56,214,443)

Investing activities
Proceeds from sale of equipment	–	–	44,281
Purchase of property and equipment	(2,424)	(130,485)	(3,745,097)
Net cash used in investing activities	(2,424)	(130,485)	(3,700,816)

Financing activities
Proceeds from issuance of notes payable	1,605,381	–	18,218,623
Repayment of notes payable	(21,718)	(2,009,624)	(4,722,829)
Debt issuance cost	–	–	(53,603)
Payments on capital lease obligations	(16,966)	(15,298)	(270,974)
Proceeds from issuance of preferred stock, net of issuance costs	–	–	46,853,427
Proceeds from issuance of common stock	–	1,000	52,227
Net cash provided by (used in) financing activities	1,566,697	(2,023,922)	60,076,871

Net (decrease) increase in cash and cash equivalents	(2,929,120)	(9,928,643)	161,612
Cash and cash equivalents at beginning of period	3,090,732	13,019,375
Cash and cash equivalents at end of period	$161,612	$3,090,732	$161,612

Supplemental cash flow information
Cash paid for interest	$1,914	$86,664	$1,075,795
Noncash investing and financing activities:
Conversion of bridge notes and accrued interest	$–	$–	$5,093,533
Acquisition of property and equipment under capital leases	$–	$–	$275,254

See accompanying notes.

37

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements

December 31, 2011

1. Description of Company and Basis of Presentation

Aldagen, Inc. (Aldagen or the Company) was incorporated in the State of Delaware on March 3, 2000, as Stemco Biomedical, Inc. and changed its name to Aldagen, Inc. in November 2005.

Aldagen is a biopharmaceutical company developing proprietary regenerative cell therapies that target significant unmet medical needs. The Company has developed a proprietary technology that allows it to isolate adult stem cells that express high levels of an enzyme known as aldehyde dehydrogenase, or ALDH, which the Company refers to as ALDH-bright, or ALDHbr, cells. The Company’s product candidates consist of specific populations of adult stem cells that it isolates using its proprietary technology. The Company operates as a single reportable segment.

The Company has participated in trials in an attempt to develop the following product candidates:

ALD-201 — To treat ischemic heart failure.

ALD-301 — To treat critical limb ischemia.

ALD-401 — Post-acute treatment of ischemic stroke.

Since inception, the Company has commercialized the following products:

ALDEFLUOR — An enzyme-based assay which detects stem and progenitor cells based on their high level of expression of ALDH. ALDEFLUOR has been sold since 2003 through a third-party distributor.

ALDECOUNT — An FDA-approved in vitro diagnostic use-product for the identification and enumeration of ALDHbr cells by flow cytometry. ALDECOUNT has been sold since 2004 through a third-party distributor.

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915-10, Development Stage Entities, states that an enterprise shall be considered to be in the development stage if either planned principal operations have not commenced or planned principal operations have commenced but there has been no significant revenue there from. The Company’s operations since inception have consisted primarily of organizing the Company, research and development of product technologies and securing financing. Product sales of ALDEFLUOR and ALDECOUNT were $623,352 and $660,657 for the years ended December 31, 2011 and 2010, respectively, and $2,432,092 from March 3, 2000 (inception) through December 31, 2011. Accordingly, the Company will remain a development stage company until such time as significant revenues have been generated from the sale of the Company’s product candidates or a significant collaboration is entered into with a third party.

38

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

1. Description of Company and Basis of Presentation (continued)

The Company has incurred losses since its inception and expects to incur substantial additional development costs. As a result, the Company will require substantial additional funds and will continue to seek private or public equity or debt financing, research funding and revenue or expense sharing from collaborative agreements to meet its capital requirements. If such funds are not available, management may need to reassess its business plans. Even if the Company does not have an immediate need for additional cash, it may seek access to the private or public equity markets if and when conditions are favorable. There is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.

The Company has had minimal revenues and has incurred a cumulative loss of $79,713,213 for the period March 3, 2000 (inception) to December 31, 2011. In addition, the Company had a working capital deficiency of $12,395,421 and stockholders’ deficiency of $74,302,306 at December, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that it will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

39

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

1. Description of Company and Basis of Presentation (continued)

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. There can be no assurances that the Company will be able to raise the additional funds it requires.

On February 8, 2012, the Company entered into an Exchange and Purchase Agreement with Cytomedix, Inc., a Delaware corporation, where Cytomedix acquired all of the Company’s issued and outstanding capital stock and convertible promissory notes, making the Company a wholly-owned subsidiary of Cytomedix.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Management bases its estimates on historical experience and assumptions believed to be reasonable under the circumstances. Actual results could differ from the estimates and assumptions used.

Cash and Cash Equivalents

The Company invests its available cash balances in bank deposits and a money market account. The Company considers all highly liquid investments with an original maturity date of three months or less at the date of purchase to be cash equivalents.

The Company maintains a Certificate of Deposit account as security for its corporate credit card. The balance of this account is $16,043 and $16,009 as of December 31, 2011 and December 31, 2010, respectively, and is included in cash and cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, accounts receivable and other receivables. The Company’s cash is held primarily by one financial institution.

40

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company invests cash not currently used for operating purposes in a money market account. The Company is exposed to credit risk, subject to federal deposit insurance, in the event of default by the financial institution holding its cash and cash equivalents to the extent of amounts recorded on the balance sheets.

Accounts receivable consists of trade receivables from product sales. Other receivables result from landlord-reimbursable leasehold improvements and federal grants. As of December 31, 2011 and 2010, the Company’s wholesale distributor for ALDEFLUOR and ALDECOUNT accounted for 91% and 98%, respectively, of the Company’s trade accounts receivable. The Company’s credit policies include establishment of provisions for potential credit losses. Since inception, the Company has not experienced significant credit losses on its accounts receivable or other receivables. As of December 31, 2011 and 2010, no allowance for doubtful accounts was considered necessary by management.

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, other receivables, accounts payable, notes payable, convertible promissory notes, capital leases and preferred stock warrants. The carrying amounts of cash and cash equivalents, accounts receivable, other receivables and accounts payable approximate their fair values due to the short-term nature of such instruments. The carrying amounts of borrowings under the Company’s debt facilities approximate their fair values as of December 31, 2011, based on the determination that the stated rates on such debt are consistent with current interest rates for similar borrowing arrangements available to the Company. The carrying amounts of preferred stock warrant liabilities are revalued and adjusted using the Black-Scholes valuation model at the end of each reporting period to reflect their fair values.

On January 1, 2008, the Company adopted ASC 820-10, Fair Value Measurements and Disclosures, as it applies to its financial assets and financial liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Fair value is defined as the estimated exit price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, rather than an entry price representing the price paid to purchase an asset or received to assume a liability. ASC 820-10 emphasizes that fair value is market-based rather than entity-specific and that fair value is based upon assumptions market participants would use in pricing an asset or liability. ASC 820-10 establishes a fair value hierarchy that ranks the quality and reliability of information used to measure fair value based upon observable and unobservable inputs. The three broad levels of the hierarchy are described below:

41

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

•	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

•	Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

•	Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

As of December 31, 2011 and 2010, the Company measured its preferred stock warrant liability using significant unobservable prices that are based on little or no verifiable market data, which is Level 3 in the fair value hierarchy, resulting in fair value estimates of $511,224 and $1,758,551, respectively. In addition, the Company recorded $1,458,848 and $1,242,962 in other income as a result of the change in fair value of the preferred stock warrant liability for the years ended December 31, 2011 and 2010, respectively. No other financial assets and liabilities were carried at fair value as of December 31, 2011 and 2010.

On January 1, 2008, the Company also adopted ASC 825-10, Financial Instruments, which gives the Company the irrevocable option to carry most financial assets and liabilities at fair value, with changes in fair value recognized in earnings. The Company did not elect the fair value option permitted by ASC 825-10 for its financial assets and liabilities that had not been previously carried at fair value. Therefore, material financial assets and liabilities not carried at fair value, such as the Company’s short and long-term debt obligations and trade accounts receivable and payable, are still reported at their carrying values. However, the carrying amounts of these assets approximate their fair value as described above.

42

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by using the weighted-average method for all inventory transactions. The Company’s policy is to record a valuation allowance for inventory that has become obsolete, has a cost basis in excess of net realizable value or is in excess of forecasted demand. As of December 31, 2011 and 2010, the company had recorded an inventory valuation allowance of $17,986 and $0, respectively.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, usually three to seven years. The costs of leasehold improvements and equipment under capital leases that do not transfer ownership are amortized over the life of the lease or the useful economic life of the asset, whichever is shorter. Maintenance and repairs are expensed as incurred.

Long-Lived Assets

The Company periodically assesses the impairment of long-lived assets in accordance with ASC 360-10, Property, Plant, and Equipment. The Company reviews long-lived assets, including property and equipment, for impairment whenever changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. Since inception, the Company has not recorded any such impairment.

Revenue Recognition

The Company recognizes revenue in accordance with the U.S. Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition (SAB 104). Grant revenues from cost-reimbursement contracts for research and development activities are recorded in the period in which the related costs are incurred. Grant revenues from fixed fee contracts are recorded using a proportional performance method based on the level of services provided. Direct costs associated with grant contracts are reported as incurred in research and development expense.

43

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

During 2002, the Company was awarded a government grant of $109,485 to fund research and development activities. All grant revenue was recognized during the years ended December 31, 2002 and 2003, and is reflected in grant revenue for the period from March 3, 2000 (inception) through December 31, 2011.

In October 2010, the Company was awarded a total of $733,438 in grants for three qualifying therapeutic discovery projects under the Patient Protection and Affordable Care Act. The grants are intended to assist in the advancement of three of Aldagen’s ongoing therapeutic projects:

•	Treatment of Ischemic Heart Disease Patients – No Revascularization Options – ALD 201

•	Treatment of Critical Limb Ischemia Patients – No Revascularization Options (CLI) ALD – 301

•	Treatment of Post Acute Ischemic Stroke Patients – ALD – 401

Each project was awarded approximately $244,479, the maximum amount awarded for any single project, based on qualifying expenses incurred by Aldagen during 2009 and 2010. The total amount awarded was recognized as grant revenue during 2010.

Revenues from product sales are recorded when all of the SAB 104 criteria are met, which typically occurs at the time of shipment of the product to customers, as title and risk of loss are transferred upon shipment. Revenues from product sales are recorded net of applicable distributor discounts.

In May 2005, the Company executed an exclusive distribution agreement under which the distributor sells ALDEFLUOR. Product revenues attributable to ALDEFLUOR for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011 were $577,549, $616,817, and $2,267,904, respectively.

On July 21, 2011, the Company executed a license agreement with its exclusive distributor of ALDEFLOUR where the Company granted the distributor an exclusive, worldwide license to use and improve the ALDEFLOUR kits and its components in exchange for a quarterly royalty equal to 20% of the distributor’s net sales of ALDEFLOUR each quarter. The Company’s last sale of its existing ALDEFLOUR inventory occurred in December 2011 and an inventory reserve of $17,986 was recorded in December to reserve all remaining ALDEFLOUR inventory on-hand as of December 31, 2011. As of December 31, 2011, the Company has ceased the manufacturing and selling of ALDEFLOUR.

44

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company also sells ALDECOUNT through a distributor. Product revenues attributable to ALDECOUNT for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011 were $45,803, $43,840, and $164,188, respectively.

Research and Development

The Company expenses research and development costs for its own research and development activities as incurred. Research and development costs include personnel-related expenses, patent expenses, allocations of research-related overhead costs for facilities, operational support and insurance, costs of manufacturing product candidates for clinical trial activities and costs paid to third parties to conduct clinical trials. The Company accrues for costs incurred by external service providers, including contract research organizations and clinical investigators, based on its estimates of service performed and costs incurred. These estimates include the level of services performed by the third parties, patient enrollment in clinical trials, administrative costs incurred by the third parties, and other indicators of the services completed. Based on the timing of amounts invoiced by service providers, the Company may also record payments made to those providers as prepaid expenses that will be recognized as expense in future periods as the related services are rendered.

Deferred Rent

The Company recognizes rent expense on a straight-line basis over the non-cancelable term of its operating lease and records the difference between cash rent payments and the recognition of rent expense as a deferred rent liability. The Company also records landlord-funded lease incentives, such as reimbursable leasehold improvements, as a deferred rent liability, which is amortized as a reduction of rent expense over the non-cancelable term of its operating lease. The Company’s deferred rent liability as of December 31, 2011 and 2010 was $123,059 and $188,144, respectively.

45

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Share-Based Compensation

Prior to January 1, 2006, the Company accounted for employee share-based compensation arrangements using the intrinsic value method in accordance with the recognition and measurement provisions of Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, share-based compensation for employees is based on the excess, if any, of the fair value of the Company’s common stock over the exercise price of a stock option on the date of the grant. Accordingly, prior to January 1, 2006, the Company did not recognize compensation cost for employee stock options, as all such options had an exercise price equal to at least the fair value of the underlying common stock on the date of the grant, as determined by the Company’s board of directors.

Effective January 1, 2006, the Company adopted the provisions of ASC 718-10, Compensation – Stock Compensation. Share-based awards, including stock options, are recorded at their fair value as of the grant date and recognized to expense on a straight-line basis over the employee’s requisite service period, which is generally the vesting period of the award. Share-based compensation expense is based on awards ultimately expected to vest, and therefore the recorded expense includes an estimate of future forfeitures. Forfeitures are to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company adopted the provisions of ASC 718-10 using the prospective transition method. Under this method, the provisions of ASC 718-10 apply to all awards granted or modified after January 1, 2006. Awards outstanding at January 1, 2006 continue to be accounted for using the accounting principles originally applied to the award.

The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of ASC 505-50, Equity-Based Payments to Non-Employees, using a fair value approach. The Company values equity instruments, stock options and warrants granted to lenders and consultants using the Black-Scholes valuation model.

The measurement of nonemployee share-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the term of the related financing or the period over which services are received. In connection with the issuance of share-based common stock awards to nonemployees, the Company recorded share-based compensation within stockholders’ deficit totaling $45,695, $66,236, and $111,931 for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, respectively.

46

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The following table shows the weighted-average assumptions used to compute the grant date fair value of stock options granted to nonemployees using the Black-Scholes valuation model during the year ended 2010. No stock options were granted to nonemployees during the year ended December 31, 2011.

Year Ended December 31
2010

Dividend yield	0.00%
Volatility	82.90%
Risk-free interest rate	2.70%
Expected life (in years)	6.08

Options issued to non-employees during the year ended December 31, 2010 have an exercise price equal to the greater of $0.955 per share or the IPO price per share, had the Company executed an underwriting agreement for an IPO on or before July 31, 2010. As an underwriting agreement for an IPO was not executed by July 31, 2010, the exercise price is fixed at $0.955 per share. As the final exercise price of these options was not known as of the grant date, the Company based its estimate of fair value upon the lowest aggregate fair value of the options, which was calculated using the initial exercise price of $0.955 per share. Since the Company had not entered an underwriting agreement for an IPO by July 31, 2010, the Company was not required to apply modification accounting to determine the then-current fair value of the stock options and recognize any additional fair value as expense at that time.

The following table shows the weighted-average assumptions used to compute the grant date fair value of stock options granted to employees using the Black-Scholes valuation model during the year ended December 31, 2010. For the year ended December 31, 2011, there were no stock options granted.

Year Ended December 31
2010

Dividend yield	0.00%
Volatility	85.20%
Risk-free interest rate	1.53%
Expected life (in years)	6.08

47

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The weighted-average grant date fair value per share of employee stock options granted during the year ended December 31, 2010, was $0.21. There were no employee stock options granted during the year ended December 31, 2011.

The assumed dividend yield is based on the Company’s expectation of not paying dividends in the foreseeable future. Due to limited historical data, the Company’s estimated stock price volatility reflects application of SEC Staff Accounting Bulletin (SAB) No. 107, Share-Based Payment (SAB 107), which provides for an estimate of volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The risk-free interest rate is based on the U.S. Treasury yield curve during the expected life of the option. The expected life of employee stock options is based on the mid-point between the vesting date and the end of the contractual term in accordance with the simplified method prescribed in SAB 107, and the expected life for share-based compensation granted to nonemployees is the contractual term of the award.

The Company recognized noncash share-based compensation expense to employees in its research and development and selling, general, and administrative functions as follows:

			Period From
			March 3,
			2000
			(Inception)
			Through
	Year Ended December 31		December 31,
	2011	2010	2011

Research and development	$30,013	$64,163	$382,636
Selling, general, and administrative	129,752	234,690	1,081,521
Total share-based compensation	$159,765	$298,853	$1,464,157

Preferred Stock Warrant Liability

Effective July 1, 2005, the Company adopted the provisions of ASC 480-10, Distinguishing Liabilities from Equity. Pursuant to ASC 480-10, freestanding warrants for shares that are either putable or warrants for shares that are redeemable are classified as liabilities on the balance sheet at fair value. At the end of each reporting period, changes in fair value during the period are recorded as a component of other income or expense. Prior to July 1, 2005, the Company accounted for warrants to purchase preferred stock as equity under APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants.

48

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Upon adoption of ASC 480-10 on July 1, 2005, the Company reclassified $1,469,856, the fair value of the outstanding warrants to purchase shares of its redeemable convertible preferred stock from stockholders’ deficit to a liability and recorded a cumulative effect of the change in accounting principle. For the years ended December 31, 2011 and 2010, and the period from March 3, 2000 (inception) through December 31, 2011, the Company recorded $1,458,848, $1,242,962, and $524,505 respectively, of other income for the decrease in fair value of preferred stock warrants.

Other Income and Expense

Interest income for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, were $5,574, $21,779, and $675,025, respectively.

Interest expense consists of interest relating to the Company’s capital lease obligations and loan balances and the amortization of debt discounts and debt issuance costs. The Company’s debt discounts represent the initial value of warrants issued in connection with promissory notes and any related beneficial conversion features associated with the debt. Interest expense for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, were $2,822,717, $2,601,360, and $10,571,952, respectively.

Other income and expense consists primarily of changes in the fair value of the Company’s preferred stock warrant liability and charges associated with the extinguishment of debt.

Income Taxes

The Company utilizes the liability method of accounting for income taxes as required by ASC 740-10, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company incurred operating losses from March 3, 2000 (inception) through December 31, 2011, and therefore has not recorded any current provision for income taxes.

49

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Impact of Recently Issued Accounting Standards

The Accounting Standards Codification (ASC) includes guidance in ASC 605-25 related to the allocation of arrangement consideration to these multiple elements for purposes of revenue recognition when delivery of separate units of account occurs in different reporting periods. This guidance recently was modified by the final consensus reached on EITF 08-1 that was codified by ASU 2009-13. This change increases the likelihood that deliverables within an arrangement will be treated as separate units of accounting, ultimately leading to less revenue deferral for many arrangements. The change also modifies the manner in which transaction consideration is allocated to separately identified deliverables. This guidance is effective prospectively for fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company has concluded that ASU 2009-13 does not affect its financial statements.

At the March 2010 meeting, the FASB ratified Emerging Issues Task Force, or EITF, Issue No. 08-9, Milestone Method of Revenue Recognition (Issue 08-9). The Accounting Standards Update resulting from Issue 08-9 amends ASC 605-28. The Task Force concluded that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, the consensus states that an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The milestone method is not required and is not the only acceptable method of revenue recognition for milestone payments. This guidance is effective prospectively for fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company has concluded that this guidance does not affect its financial statements.

50

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

3. Certain Balance Sheet Items

Inventories consist of the following as of December 31, 2011 and 2010:

	2011	2010

Raw materials	$11,352	$13,191
Finished goods	39,854	46,588
Total inventories	$51,206	$59,779

The Company recognized $74,399 of expense related to inventory obsolescence reserves or other inventory write-downs for the period from March 3, 2000 (inception) through December 31, 2011. During the year-ended December 31, 2011, there were inventory write-downs totaling $17,986.

Property and equipment consist of the following as of December 31:

	2011	2010

Lab equipment	$1,886,259	$1,883,836
Leasehold improvements	1,285,036	1,285,036
Computer equipment and software	171,628	171,628
Furniture and fixtures	79,838	79,838
Total	3,422,761	3,420,338
Less accumulated depreciation and amortization	(2,614,809)	(2,252,564)
Property and equipment, net	$807,952	$1,167,774

Depreciation and amortization expense relating to property and equipment, including equipment recorded under capital leases and leasehold improvements, for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, was $362,246, $442,505 and $3,141,160, respectively.

51

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

3. Certain Balance Sheet Items (continued)

Accrued expenses consist of the following as of December 31:

	2011	2010

Research and development expense	$66,606	$14,465
Compensation	–	139,394
Other	33,917	5,395
Total accrued expenses	$100,523	$159,254

4. Notes Payable

Equipment Loans

In 2003, the Company entered into loan and security agreements totaling $500,106, with an interest rate of 8.74% per annum with a venture finance company for the purpose of financing the acquisition of certain equipment. The loan was collateralized by the financed equipment. In conjunction with the loan agreements, the Company issued warrants to purchase a total of 15,003 shares of Series B redeemable convertible preferred stock (Series B Preferred) at $1.00 per share. The Company recorded the warrants at their estimated relative fair value of $10,755 as a debt discount, which was amortized as a component of interest expense over the expected remaining life of the loans using the effective interest method. The loans were repaid in full during 2006. The warrants expired in 2010.

In 2004, the Company entered into a $376,056 loan and security agreement, with an interest rate of 8.74% per annum with a venture finance company for the purpose of financing the acquisition of certain equipment. The loan was collateralized by the equipment being financed. In conjunction with the loan agreement, the Company issued a warrant to purchase 11,282 shares of Series B Preferred at $1.00 per share. The Company recorded the warrant at its estimated relative fair value of $8,010 as a debt discount, which was amortized as a component of interest expense over the expected remaining life of the loan using the effective interest method. The loan was repaid in full during 2007. The warrants expired in March 2011.

52

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Notes Payable (continued)

In 2007, the Company entered into a $260,000 loan and security agreement, with an interest rate of 10.61% per annum with a venture finance company for the purpose of financing the acquisition of certain equipment. The loan is collateralized by the financed equipment. The loan is payable in equal monthly installments through March 2011. As of December 31, 2011, the loan and security agreement was fully paid.

Term Loan

In March 2006, the Company entered into a term loan agreement with a bank, which provided for the Company to borrow up to $1,500,000. The term loan carried interest at a rate equal to the bank’s prime rate plus 1.0% and initially matured on the earlier of July 26, 2006, or the date on which the Company received at least $5,000,000 in new equity financing. The term loan was collateralized by all of the Company’s equipment. In conjunction with the agreement, the Company issued a warrant to purchase 75,000 shares of Series B Preferred at $1.00 per share. The warrant was recorded at its estimated fair value of $55,901 as a debt discount, which was amortized as a component of interest expense over the then expected remaining life of the loan. In addition, $18,559 of debt issuance costs were capitalized as a deferred asset and amortized over the then expected remaining life of the loan using the effective interest method. An amendment to the term loan in July 2006 extended the maturity date through August 2006.

A second amendment to the term loan in August 2006 extended the maturity date to November 2006 and increased the borrowing limit to $3,000,000. In conjunction with the second amendment, the Company issued the bank an additional warrant to purchase 75,000 shares of Series B Preferred at $1.00 per share. The warrant was initially recorded at its estimated fair value of $55,923 as a debt discount, which was amortized as a component of interest expense over the then expected remaining life of the loan using the effective interest method. The Company also paid $2,500 in debt issuance costs, which were capitalized as a deferred asset and amortized over the then expected remaining life of the loan. A third amendment to the term loan in November 2006 extended the maturity date to December 2006.

53

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Notes Payable (continued)

A fourth amendment to the term loan in December 2006 further extended the maturity date to May 31, 2010, and delayed required repayments of principal until September 2008. In addition, the interest rate on the outstanding amount from September 30, 2008, through the remaining term of the loan was increased to the bank’s prime rate plus 1.50%. In connection with the fourth amendment, the Company issued to the bank an additional warrant to purchase 45,000 shares of Series B Preferred at $1.00 per share. The warrant was recorded initially at its estimated fair value of $33,410 as an additional debt discount. The Company also paid $7,500 in debt issuance costs, which were capitalized as a deferred asset and amortized over the then expected remaining life of the loan using the effective interest method. A fifth amendment to the term loan in December 2006 excluded certain intellectual property from the collateral for the loan.

During 2007, the Company entered into a sixth amendment to the term loan, which decreased the required amount of collateral. From November 30, 2007 through December 21, 2007, the Company was in violation of the loan covenants under the term loan relating to attainment of specified clinical development milestones. A seventh amendment executed in December 2007 extended the date for compliance with the covenants to March 31, 2008.

On April 9, 2008, the Company executed an eighth amendment to the Company’s term loan. The amendment reset the interest rate on the loan to the bank’s prime rate plus 1.5% per annum as of the date of the amendment, extended the maturity date of the term loan to September 30, 2009, and delayed the Company’s obligations to begin repayment until January 31, 2009. As amended, the term loan was payable in 17 equal monthly installments of $176,471 plus interest, beginning on January 31, 2009.

On April 1, 2009, the Company executed an amended and restated security agreement for the Company’s term loan. The restated agreement reset the interest rate on the loan to the bank’s prime rate plus 2.5% per annum as of the date of the amendment, extended the maturity date of the term loan to August 31, 2010, and delayed the obligations for repayment until April 30, 2009. In conjunction with the loan agreement, the Company was obligated to receive $10,000,000 in cash proceeds from the issuance of new equity on or before April 30, 2009. In addition, the amendment included a $1,000,000 equipment loan subject to advance through September 30, 2009. The interest rate on advances under the equipment loan is equal to the bank’s prime rate plus 3.0% per annum, payable in 30 equal monthly installments commencing October 31, 2009. The Company paid $11,746 in debt issuance costs, which were capitalized as a deferred asset and amortized over the then-expected remaining life of the loan using the effective interest method. As of the date of the amended and restated security agreement, the Company was in violation of loan covenants under the term loan relating to attainment of specified clinical development milestones.

54

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Notes Payable (continued)

On May 27, 2009, the Company executed a first amendment to the restated term loan agreement, which waived certain covenants related to clinical milestones and extended the maturity date of the term loan to September 30, 2010, and delayed the obligations for repayment until August 31, 2009. As amended, the term loan was payable in 14 equal monthly installments of $214,286 plus interest, beginning on August 31, 2009. The Company paid $6,250 in debt issuance costs, which were capitalized as a deferred asset and were being amortized over the then-expected remaining life of the loan using the effective interest method.

On July 27, 2009, the Company executed a second amendment to the restated term loan agreement, which waived certain covenants related to clinical milestones and extended the date for compliance with the new equity covenant to September 30, 2009. Included in the agreement was a covenant requiring the Company to maintain a minimum balance of cash with the bank equal to at least the Company’s indebtedness. In connection with the second amendment, the Company issued to the bank a warrant to purchase 38,421 shares of Series C-1 Preferred at $1.0411 per share. The warrant was recorded at its estimated fair value of $31,124 as a debt discount which is being amortized as a component of interest expense over the remaining life of the loan. The Company also paid $5,250 in debt issuance costs, which were capitalized as a deferred asset and were being amortized over the then-expected remaining life of the loan using the effective interest method.

On September 30, 2009, the Company executed a third amendment to the restated term loan agreement, which further extended the date for compliance with the new equity covenant to October 31, 2009. The Company paid $2,750 in debt issuance costs, which were capitalized as a deferred asset and are being amortized over the expected remaining life of the loan using the effective interest method.

On October 22, 2009, the Company executed a fourth amendment to the restated term loan agreement which reduced the cash proceeds requirement related to the new equity covenant to $7,287,902. The Company paid $1,250 in debt issuance costs, which were capitalized as a deferred asset and are being amortized over the expected remaining life of the loan using the effective interest method.

During the year ended December 31, 2010, the term loan was repaid in full.

55

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

4. Notes Payable (continued)

The Company recorded $0, $44,369, and $716,978 in interest expense for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, respectively, related to the term loan.

All warrants issued to the lender in connection with the term loan expire seven years from their respective dates of issuance.

No additional scheduled maturities of notes payable outstanding existed as of December 31, 2011.

5. Bridge Notes Payable

2002 Notes

In December 2002, the Company issued convertible promissory notes (2002 Notes) with an aggregate face value of $750,000 to accredited investors. The 2002 Notes initially had a maturity date of January 2003 and an interest rate of 8% per annum. All principal and accrued interest under the 2002 Notes was to automatically convert into the Company’s equity on the same terms as the shares of preferred stock to be issued in the next qualified financing (as defined in the agreements relating to the 2002 Notes), but in the event a qualified financing was not completed prior to the maturity date, the 2002 Notes could be converted into a number of shares of existing Series A Preferred equal to 25% of the principal amount of the note, at a conversion price of $1.00 per share.

In connection with the issuance of the 2002 Notes, the Company issued warrants to the lenders to purchase shares of the series of preferred stock to be issued in the Company’s next qualified financing or, in the event a qualified financing did not occur by January 31, 2003, shares of Series A Preferred. The Company issued warrants to purchase 187,500 shares of preferred stock in the aggregate in accordance with the terms of the original December 2002 agreement and a January 2003 amendment, which extended the maturity date of the 2002 Notes to March 2003.

The Company accounted for the 2002 Notes and the related warrants in accordance with ASC 470-20, Debt with Conversion and other options. Of the $750,000 in proceeds from the 2002 Notes, the Company allocated $622,500 to the initial carrying value of the 2002 Notes and the remaining $127,500 to the carrying value of the preferred stock warrants, based on their estimated relative fair values. In addition, the Company applied ASC 470-20 and determined that the effective conversion ratio of the 2002 Notes represented an in-the-money conversion at the time of issuance of the 2002 Notes, resulting in a beneficial conversion feature equal to the $127,500 intrinsic value. The Company recorded the beneficial conversion feature as an additional debt discount and a charge to stockholders’ equity. The aggregate debt discount of $255,000 was amortized as interest expense through the January 2003 maturity date of the notes.

56

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

In March 2003, the principal balance of the 2002 Notes of $750,000 and accrued interest of $11,833 were converted into an aggregate of 761,833 shares of Series B Preferred at $1.00 per share. In addition, as of the date of conversion of the 2002 Notes, the warrants issued in December 2002 became exercisable for 187,500 shares of Series B Preferred at an exercise price of $1.00 per share. The warrants remain outstanding and expire on December 23, 2012.

2005 Notes With Related-Parties

In 2005, the Company issued promissory notes to existing shareholders (2005 Notes) with an aggregate face value of $3,862,011 in two separate tranches. The first tranche was issued in March 2005 in an aggregate principal amount of $2,574,674 and an interest rate of 8% per annum and a default interest rate of 12% per annum. The principal and accrued interest under the 2005 Notes was to be settled in the Company’s preferred stock issued upon the closing of the next equity financing. If an additional equity financing did not occur by the maturity date, the 2005 Notes were to be settled in cash. The 2005 Notes were initially scheduled to mature on December 15, 2005, but if the Company closed an additional tranche of financing prior to that date, the maturity date would be extended to May 15, 2006.

In connection with the issuance of the 2005 Notes, the Company issued warrants to the lenders to purchase a number of shares of the series of preferred stock to be issued in the Company’s next qualified financing (as defined in the agreements relating to the 2005 Notes) equal to 50% of the principal amount of the 2005 Notes divided by the purchase price in the next qualified financing or, in the event a qualified financing did not occur prior to maturity of the 2005 Notes, warrants to purchase a number of shares of Series B Preferred equal to 100% of the principal amount of the 2005 Notes divided by $1.00 per share. Each warrant had an exercise price of $0.01 per share and a term of 10 years.

57

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

Of the $2,574,674 in aggregate proceeds from the first tranche of the 2005 Notes, the Company allocated $1,292,403 to the carrying amount of the 2005 Notes and the remaining $1,282,271 to the carrying amount of the preferred stock warrants, based on their estimated relative fair values. The initial carrying value of the preferred stock warrants resulted in a debt discount and was amortized as additional interest expense over the then estimated life of the loan using the effective interest method.

The second tranche of the 2005 Notes was issued in November 2005 for aggregate proceeds of $1,287,337, thereby extending the maturity date for all of the 2005 Notes to May 15, 2006. The terms of the second tranche of 2005 Notes were identical to the 2005 Notes issued in the first tranche. In addition, in connection with the second tranche of the 2005 Notes, the Company issued additional warrants to purchase an aggregate of 1,287,337 shares of the series of preferred stock to be issued by the Company in the next qualified financing, with the warrants having the same terms as the warrants issued at the first tranche closing in March 2005. Of the $1,287,337 in aggregate proceeds from the second tranche of the 2005 Notes, the Company allocated $1,282,271 to the carrying amount of the preferred stock warrants and the remaining $5,066 to the carrying amount of the 2005 Notes, based on their estimated fair values using the Black-Scholes valuation model. The initial carrying value of the preferred stock warrants was recorded as a debt discount and preferred stock warrant liability in accordance with ASC 480-10. The Company adjusts the preferred stock warrant liability for changes in fair value as of each balance sheet date (see Note 7).

The Company did not close an additional equity financing prior to the maturity of the 2005 Notes in May 2006. The holders of the 2005 Notes did not call the notes at their maturity and provided forbearance to the Company until the next equity financing, which closed in December 2006. However, the interest rate on the 2005 Notes was reset to the default interest rate of 12% per annum for the period from the maturity date through the next financing in December 2006. In December 2006, the principal balance of the 2005 Notes of $3,862,011 and accrued interest of $469,709 was converted into 5,951,800 shares of the Company’s Series C redeemable convertible preferred stock (Series C Preferred) at $0.7278 per share. Each of the related warrants to purchase an aggregate of 3,862,011 shares of Series B Preferred were also exchanged for warrants to purchase an aggregate of 1,326,605 shares of Series C Preferred with an exercise price of $0.7278 per share. The newly issued preferred stock warrants had a term of five years from issuance and expired on December 13, 2011. The Company’s December 2006 settlement of the 2005 Notes and exchange of preferred stock warrants occurred contemporaneously with the new Series C Preferred financing and other equity transactions (see Note 8).

58

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

The Company recorded interest expense related to the 2005 Notes of $555,103 in the period from March 3, 2000 (inception) through December 31, 2011.

2009 Notes With Related-Parties

On October 22, 2009, the Company issued convertible bridge notes with an aggregate face value of $7,287,902 to certain existing accredited shareholders and certain members of the Company’s Board of Directors (October convertible bridge notes). The October convertible bridge notes bear interest at 8% per annum, and are unsecured. The notes mature, and all principal and accrued interest is convertible into shares of our capital stock, on the earliest to occur of (1) an IPO, (2) a liquidating event (as defined in the Company’s certificate of incorporation), (3) the next qualified equity financing (as defined in the agreements relating to the notes), or (4) October 22, 2010.

The notes were to mature no later than October 22, 2010, and the principal and unpaid accrued interest on the notes was to automatically be converted into shares of the Company’s capital stock on the earlier of the closing of an IPO, if it closed on or before October 22, 2010, or the next qualified equity financing.

Since the notes did not automatically convert as a result of the occurrence of one of the above events, the notes are now in default and become voluntarily convertible at the option of the note holders into shares of the Company’s capital stock upon the closing of an IPO, or a liquidating event. In addition, the interest rate on the amounts outstanding automatically increased from 8% to 12% on the unpaid principal and interest.

October convertible bridge note holders who elect to convert their notes as a result of an IPO will convert into shares of common stock at a conversion price equal to the initial public offering price per share. October convertible bridge note holders who elect to convert their notes as a result of a liquidating event will convert into shares of Series C-1 convertible preferred stock at a conversion price of $1.0411 per share of Series C-1 convertible preferred stock. October convertible bridge note holders who elect to convert their notes as a result of the next qualified equity financing will be convertible into the securities issued in that financing at a conversion price equal to the price paid per share in that financing.

59

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

In connection with the issuance of the October convertible bridge notes, the Company also issued warrants to the lenders exercisable for shares of the Company’s capital stock. Each warrant is exercisable for a number and type of shares equal to 20% of the number and type of shares into which the lender’s note ultimately converts, and each warrant has an exercise price of either $0.01 per share if such warrant is exercisable for common stock, $1.0411 per share if such warrant is exercisable for Series C-1 convertible preferred stock, or the price per share paid by investors in the next qualified equity financing if such warrant is exercisable for the securities issued in such next qualified equity financing. The warrants become exercisable upon the earliest to occur of an IPO, a liquidating event or the qualified equity financing and remain exercisable until October 22, 2014, except that the warrants automatically expire upon an IPO or liquidating event if not exercised in connection with that event. The warrants include a net exercise feature entitling the holder to elect to exercise the warrant without paying the cash purchase price and to receive a smaller number of shares equal to the net value of the warrant.

Of the $7,287,902 in aggregate proceeds from the issuance of the October convertible bridge notes, the Company allocated $1,441,934 to the carry amount of the preferred stock warrants and the remaining $5,845,968 to the carry amount of the notes based upon their estimated fair values using the Black-Scholes valuation model. The initial carrying value of the preferred stock warrants was recorded as a debt discount and preferred stock warrant liability in accordance with ASC 480-10. The Company adjusts the preferred stock warrant liability for changes in fair value as of each balance sheet date (see Note 7). In addition, the Company applied ASC 470-20 and determined that the effective conversion ratio of the 2009 Notes represented an in-the-money conversion at the time of issuance, resulting in a beneficial conversion feature equal to the intrinsic value of the notes of $839,211. The Company recorded the beneficial conversion feature as an additional debt discount and a charge to stockholder’s (deficit) equity. The aggregate debt discount of $2,281,145 was being amortized as interest expense through the October 2010 maturity date of the notes. The Company also paid $26,357 in debt issuance costs, which were capitalized as a deferred asset and are being amortized over the remaining life of the debt using the effective interest method. The Company recorded total interest expense related to the 2009 Notes of $944,512, $2,496,023, and $3,989,829 for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, respectively.

60

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

2011 Notes With Related-Parties

On June 20, 2011 and September 16, 2011, the Company issued convertible bridge notes with an aggregate face value of $1,080,377 and $525,004 to certain existing accredited shareholders and certain members of the Company’s Board of Directors (the June 2011 convertible bridge notes and September 2011 convertible bridge notes, respectively). The June 2011 and September 2011 convertible bridge notes both bear interest at 8% per annum and are unsecured. The convertible debt agreements contained certain provisions for a purchase premium to be paid or accrued in addition to the original principal and accrued interest. As of December 31, 2011, this purchase premium represented an additional obligation of $1,605,381 (one times the original principal amount of the debt) which is recorded as additional interest expense for 2011. The notes mature, and all principal and accrued interest is convertible into shares of the Company’s capital stock, on the earliest of (1) and IPO, (2) a liquidating event (as defined in the Company’s certificate of incorporation), (3) the next qualified equity financing (as defined in the agreements relating to the notes), or (4) December 31, 2011. On January 12, 2012, both the June 2011, and September 2011 convertible notes’ maturity dates were amended to April 30, 2012.

In connection with the issuance of the June 2011 and September 2011 convertible notes, the Company also issued warrants to the lenders exercisable for shares of the Company’s capital stock. Each warrant is exercisable for a number and type of shares equal to approximately 20% of the number and type of shares into which the lender’s note ultimately converts, and each warrant has an exercise price of either $.001 per share if such warrant is exercisable for common stock, $1.0411 per share if such warrant is exercisable for Series C-1 convertible preferred stock, or the price per share paid by investors in the next qualified equity financing if such warrant is exercisable upon the earliest to occur of an IPO, a liquidating event or the qualified equity financing and remain exercisable until June 20, 2016 and September 16, 2016, respectively, except that the warrants automatically expire upon an IPO or liquidating event if not exercised in connection with that event. The warrants include a net exercise feature entitling the holder to elect to exercise the warrant without paying the cash purchase price and to receive a smaller number of shares equal to the net value of the warrant.

Of the $1,080,377 and $525,004 in aggregate proceeds from the issuance of the June 2011 convertible notes and the September 2011 convertible notes, the Company allocated $173,505 and $38,417 to the carry amount of the preferred stock warrants and the remaining $906,872 and $486,587 to the carrying amount of the notes based upon their estimated fair values using the Black-Scholes valuation model. The initial carrying value of the preferred stock warrants was recorded as a debt discount and preferred stock warrant liability in accordance with ASC 480-10.

61

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

5. Bridge Notes Payable (continued)

The Company adjusts the preferred stock warrant liability for changes in fair value as of each balance sheet date (see Note 7).The debt discount of $173,505 and $38,417 was amortized as interest expense through the December 31, 2011, original maturity date of the notes. The Company recorded total interest expense related to the June 2011 and September 2011 convertible notes of $1,824,824 and $50,614, respectively, for the year ended December 31, 2011 and for the period from March 3, 2000 (inception) through December 31, 2011.

On February 8, 2012, the Company entered into an Exchange and Purchase Agreement with Cytomedix, Inc., a Delaware corporation, where Cytomedix acquired all of the Company’s issued and outstanding capital stock and convertible promissory notes, making the Company a wholly-owned subsidiary of Cytomedix.

6. Commitments and Contingencies

Leases

The Company leases its office facilities and certain laboratory and office equipment under capital and noncancelable operating leases. The Company’s lease for its office facilities, as amended to date, expires on April 30, 2013.

In November 2008, the Company signed a noncancelable operating lease for an additional 5,293 square feet of space located at the Company’s headquarters in Durham, NC. The term of the expansion space lease expires on December 31, 2013.

62

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

6. Commitments and Contingencies (continued)

Future minimum lease payments under capital and noncancelable operating leases as of December 31, 2011, is as follows:

	Year Ended December 31
	2011
	Capital Leases	Operating Leases
Years ending December 31:
2012	$4,377	$196,878
2013	–	115,677
2014	–	–
	4,377	$312,555
Less interest at 7.7% to 11.9%	96
Present value of minimum lease payments	4,281
Less current portion	4,281
Capital lease obligations less current portion	$–

Rent expense under these noncancelable operating leases was $129,802, $129,802, and $1,448,520 for the years ended December 31, 2011 and 2010, and for the period from March 3, 2000 (inception) through December 31, 2011, respectively. Fixed assets capitalized under capital leases and the related accumulated amortization totaled $83,253 and $64,186, and $83,253 and $53,117 as of December 31, 2011 and 2010, respectively.

7. Preferred Stock Warrant Liability

The Company’s outstanding preferred stock warrants are revalued at the end of each reporting period using the Black-Scholes option pricing valuation model. Changes in fair value, based on the fair value of the Company’s redeemable convertible preferred stock and other valuation assumptions, are reflected in the Company’s statements of operations as other income or expense. As of December 31, 2011 and 2010, each share of Junior Preferred is convertible into 1.163 shares of common stock, and each share of Series C Preferred and Series C-1 Preferred is convertible into one share of common stock. All preferred stock warrants were immediately exercisable upon their issuance.

63

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

7. Preferred Stock Warrant Liability (continued)

The following table sets forth the fair values for each of the categories of preferred stock warrants as of December 31, 2011 and 2010, as well as changes in fair value for the year ended December 31, 2011:

							Change in Fair Value During the
		Exercise	Shares as of		Fair Value as of		Year Ended
	Expiration	Price Per	December 31		December 31		December 31,
Warrant Holder	Date	Share	2011	2010	2011	2010	2011

Series B Preferred:
Warrants issued with equipment notes	12/23/2012	$1.00	187,500	187,500	$–	$67,655	$(67,655)
Warrants issued with equipment notes and term loan	6/25/2010	1.00	–	–	–	–	–
	7/24/2010	1.00	–	–	–	–	–
	3/11/2011	1.00	–	11,282	–	1,060	(1,060)
	3/21/2013	1.00	75,000	75,000	–	28,700	(28,700)
	8/30/2013	1.00	75,000	75,000	–	34,680	(34,680)
	12/04/2013	1.00	45,000	45,000	–	21,724	(21,724)
Series C Preferred:
Warrants issued with 2005 notes	12/15/2011	0.7278	–	1,326,605	–	453,491	(453,491)
Series C-1 Preferred:
Warrants issued with term loan	7/28/2016	1.0411	38,421	38,421	14,266	33,592	(19,326)
Warrants issued with convertible debt October 2009	10/22/2014	1.0411	1,400,033	1,400,033	382,800	1,117,649	(734,849)
Warrants issued with convertible debt June 2011	6/20/2016	1.0411	207,545	–	76,127	–	(97,377)
Warrants issued with convertible debt September 2011	9/16/2016	1.0411	100,850	–	38,031	–	(386)
			2,129,349	3,158,841	$511,224	$1,758,551	$(1,459,248)

The fair value of the preferred stock warrant liability was determined using the Black-Scholes valuation model with the following weighted-average assumptions:

	Year Ended December 31
	2011	2010

Dividend yield	0.00%	0.00%
Volatility	83.25%	83.90%
Risk-free interest rate	0.48%	1.15%
Remaining contractual term (in years)	3.25	2.97

64

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit

Common Stock

Upon the initial formation of the Company in 2000, the Company sold 900,000 shares of its common stock at fair value of $0.001 per share to its founders, subject to stock restriction agreements that provided for vesting based upon service to the Company. Subsequent to the issuance of this stock, the founders terminated their employment with the Company and were hired as consultants. The Company revalued the unvested shares of restricted stock issued to the founders and recorded $140,270 of compensation expense associated with the restricted stock during the year ended December 31, 2003. As of December 31, 2003, all of these shares of restricted stock were fully vested.

In April and May 2000, the Company also sold 111,000 shares of its common stock at $0.001 per share to consultants in connection with services provided, and also issued 300,000 shares of common stock in exchange for a technology license and services. The expense associated with these issuances of stock was included as research and development expenses during the year ended December 31, 2000. In September 2000, the Company sold 600,000 shares of common stock at fair value of $0.01 per share to two employees, subject to stock restriction agreements that provided for vesting based upon service to the Company. As of December 31, 2005, all of these shares of restricted stock were fully vested.

During 2007, the Company issued 208,747 shares of its common stock upon the exercise of stock options with an exercise price of $0.20 per share.

In November 2009, the Company issued 5,076 shares of common stock upon the exercise of stock options with an average exercise price of $0.49 per share.

In May 2010, the Company issued 5,000 shares of common stock upon the exercise of stock options with an exercise price of $0.20 per share.

No stock options were exercised during the year ended December 31, 2011.

Dividends – The holders of common stock are entitled to receive dividends from time to time as may be declared by the Company’s Board of Directors, subject to any preferential dividend rights of any then outstanding preferred stock. For the period from March 3, 2000 (inception) through December 31, 2011, no dividends were declared or paid by the Company.

65

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit (continued)

Voting – The holders of shares of common stock are entitled to one vote for each share held with respect to all matters voted on by the stockholders of the Company. There is no cumulative voting of shares of common stock.

Liquidation – After payment to the preferred stockholders, holders of common stock are entitled, together with holders of preferred stock, to share ratably in all remaining assets of the Company.

Redeemable Convertible Preferred Stock

As of December 31, 2011 and 2010, the authorized, issued and outstanding shares of redeemable convertible preferred stock (preferred stock) were as follows:

	Redeemable Convertible Preferred Stock
	Series A	Series B	Series C	Series C-1	Total
As of December 31, 2011
Shares authorized	6,040,000	8,923,785	26,069,584	31,082,381	72,115,750
Shares issued and outstanding	6,000,000	8,519,926	24,742,979	17,636,655	56,899,560

As of December 31, 2010
Shares authorized	6,040,000	8,923,785	26,069,584	29,969,764	71,003,133
Shares issued and outstanding	6,000,000	8,519,926	24,742,979	17,636,655	56,899,560

The Company initially recorded the shares of preferred stock at their fair values on the dates of issuance, net of issuance costs. All shares of redeemable convertible preferred stock have been presented outside of permanent equity in accordance with ASC 480-10, legacy EITF D-98, Classification and Measurement of Redeemable Securities. The carrying value of the Company’s redeemable convertible preferred stock is increased by periodic accretion using the effective interest method so that the carrying amount will equal the redemption value at the redemption date.

In 2000 and 2001, the Company issued 6,000,000 shares of Series A Preferred at $1.00 per share for cash proceeds of $5,942,240, net of related issuance costs of $57,760.

66

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

In 2003 and 2004, the Company issued 10,015,000 shares of Series B Preferred at $1.00 per share for cash proceeds of $9,166,648, net of related issuance costs of $86,519, and conversion of debt with principal and accrued interest of $761,833.

In March 2005, one Series B Preferred stockholder did not purchase its pro rata share of the 2005 Notes and as a result, under the provisions of the Company’s certificate of incorporation then in effect, the stockholder’s shares of Series B Preferred were automatically converted into 1,500,000 shares of common stock on a 1-for-1 basis. In accordance with the original terms of the Series B Preferred, accrued dividends of $169,685 were eliminated upon this conversion.

In December 2006, the Company issued 15,124,951 shares of Series C Preferred with a purchase price of $0.7278 per share for (i) cash proceeds from existing shareholders of $6,518,333, net of issuance costs of $127,386, (ii) conversion of the 2005 Notes with principal and accrued interest of $4,331,720, and (iii) services with a fair value of $30,500, collectively constituting a first closing of the Series C Preferred (first closing). The terms of the first closing included a contingent forward put provision that required the Series C Preferred holders to participate in a second closing of Series C Preferred (second closing) with a stated number of shares and at a stated purchase price of $0.7278 per share if certain clinical and regulatory milestones were met by the Company. In addition, the Series C Preferred holders were provided a call option to purchase a specified number of shares of Series C Preferred at a second closing at a price of $0.7278 per share, regardless of whether the Company’s clinical and regulatory milestones were met.

In connection with the first closing in December 2006, the Company amended its certificate of incorporation and designated the existing shares of Series A Preferred and Series B Preferred collectively as “Junior Preferred.” Substantive modifications to the rights of the Series A Preferred and Series B Preferred stockholders included i) extension of the redemption date from January 2008 to December 2012, ii) elimination of accrued dividends of $2,730,083 on the Series A Preferred and $2,137,462 on the Series B Preferred and elimination of any future cumulative dividends and iii) adjustment of the conversion ratios for the Junior Preferred to approximately 1.14-for-1 as a result of anti-dilution provisions. In addition, at the first closing, outstanding warrants to purchase an aggregate of 3,826,011 shares of Series B Preferred with an exercise price of $0.01 per share were exchanged for warrants to purchase 1,326,605 shares of Series C Preferred with an exercise price of $0.7278 per share.

67

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8.	Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The Company initially recorded the $482,190 fair value of the warrants to purchase Series C Preferred, estimated using the Black-Scholes valuation model, as a preferred stock warrant liability. As described in Note 8, the Company adjusts the preferred stock warrant liability at the end of each reporting period for changes in fair value.

In accordance with ASC 260-10-S99, the modification of the outstanding Series A Preferred and Series B Preferred, in conjunction with the contemporaneous exchange of certain other equity instruments with existing stockholders, including the exchange of preferred stock warrants, settlement and conversion of the 2005 Notes into equity, and the issuance of the Series C Preferred for cash, was accounted for as a redemption of existing equity securities and the issuance of new Junior Preferred, preferred stock warrants and Series C Preferred. As a result, the Company recorded a gain of $14,517,817 attributable to common stockholders equal to the excess of the carrying value of the securities and other financial instruments redeemed over the fair value of the new equity and financial instruments issued. The following summarizes the accounting for the December 2006 transaction with existing stockholders:

Total cash received and carrying value of securities and instruments exchanged in the Series C Preferred first closing:
Cash received	$6,645,719
Carrying value of 2005 Notes and accrued interest	4,331,720
Forbearance of 2005 Notes additional default interest	85,394
Carrying value of Series A Preferred including accrued dividends	8,741,917
Carrying value of Series B Preferred including accrued dividends	10,634,303
Fair value of Series B Preferred warrant liability	3,840,973
Total cash received and carrying value of securities and instruments exchanged in the first closing		$34,280,026
Fair value of new instruments upon issuance:
Fair value of Series C Preferred at issuance	10,977,439
Fair value of Junior Preferred	8,302,580
Fair value of Series C Preferred warrant liability	482,190
Total fair value of new instruments upon issuance		19,762,209
Gain on redemption and exchange of redeemable convertible preferred stock		$14,517,817

68

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The fair values of the Junior Preferred and Series C Preferred were determined by management retrospectively, based on the Company’s reassessment methodology as described under “Share-Based Compensation” below. The gain on redemption and exchange of redeemable convertible preferred stock is reported below net (loss) income on the statements of operations as a gain attributable to common stockholders and is recorded as a component of stockholders’ deficit. The carrying value of the Junior Preferred is accreted to its redemption value over the period from the date of issuance to the date of earliest redemption, or December 2012 in the case of the Junior Preferred.

In September 2007, the Company completed a second closing of the Series C Preferred (second closing) in which the Company issued 9,618,028 shares of Series C Preferred at $0.7278 per share for total cash proceeds of $6,904,296, net of issuance costs of $95,705. As a result of anti-dilution adjustments, the conversion ratio for the Junior Preferred was further adjusted to approximately 1.163-for-1. The original December 2006 Series C Preferred agreements were amended to provide that all first closing purchasers of the Series C Preferred would be obligated by contingent forward put provisions to purchase up to $6,058,654 of a newly designated Series C-1 redeemable convertible preferred stock (Series C-1 Preferred) at $1.0411 per share as a replacement of the original Series C Preferred contingent forward put provision. Each second closing purchaser would be obligated to purchase its prorata share of the Series C-1 Preferred if specified clinical and regulatory milestones were met by the Company at any time on or before December 31, 2008. If the milestones were met and a purchaser of Series C Preferred did not purchase at least its pro rata share of Series C-1 Preferred, then all of the shares of Series C Preferred held by the stockholder would be automatically converted into shares of common stock at the then effective conversion rate for the Series C Preferred. The September 2007 amendment also revised the original call options held by the first closing Series C Preferred holders, such that all first closing Series C Preferred holders had a right, but not an obligation, to purchase its pro rata amount of the Series C-1 Preferred at $1.0411 per share prior to December 31, 2008, regardless of whether the clinical and regulatory milestones were achieved by the Company. The Company determined that the estimated fair value of the original embedded call option and contingent forward put provisions to purchase Series C Preferred was substantially equivalent to the estimated fair value of the embedded Series C-1 Preferred call option and contingent forward put provisions in existence as a result of the above amendments, and as a result there was no impact on the Company’s financial statements for this modification.

69

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

In April 2008, the Company issued an aggregate of 17,636,655 shares of Series C-1 Preferred at a price of $1.0411 per share, for aggregate proceeds of $18,321,910, net of issuance costs of $39,611. Of this amount, $6,058,654 related to satisfaction of the contingent forward put upon the achievement of specified milestones that was contemplated at the second closing of the Series C Preferred financing in September 2007. The Company’s certificate of incorporation was amended to authorize additional shares of Series C-1 Preferred beyond the amount authorized for future issuance at the time of the second closing of the Series C Preferred financing. The rights, preferences and privileges of the Series C-1 Preferred are substantially identical to those of the Series C Preferred, other than with respect to the original purchase price. The aggregate amount redeemable on the redemption date is $23,747,381 for the Series C-1 Preferred.

On July 23, 2009, the Company’s certificate of incorporation was amended to increase the number of shares of Series C-1 Preferred authorized for future issuance by 38,421 shares to a total of 17,675,076 shares.

On October 21, 2009, the Company’s certificate of incorporation was amended to increase the number of shares of common stock and Series C-1 Preferred authorized for future issuance by 12,294,688 shares in each case, to a total of 92,294,688 shares and 29,969,764 shares, respectively.

On June 15, 2011, the Company’s certificate of incorporation was amended to increase the number of shares of common stock and Series C-1 Preferred authorized for future issuance by 950,000 shares in each case, to a total of 93,244,688 shares and 30,919,764 shares, respectively.

On September 16, 2011, the Company’s certificate of incorporation was amended to increase the number of shares of common stock and Series C-1 Preferred authorized for future issuance by 162,617 shares in each case, to a total of 93,407,305 shares and 31,082,381 shares, respectively.

The rights and features of the Company’s Junior Preferred are as follows:

Voting – The holders of the Junior Preferred are entitled to vote, together with the holders of common stock, Series C preferred and Series C-1 preferred on all matters submitted to stockholders for vote and are entitled to vote as a separate class on certain matters affecting the holders of Junior Preferred. The holder of each share of Junior Preferred is entitled to the number of votes equal to the number of shares of common stock into which each such preferred share is convertible at the time of the vote.

70

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Dividends – The holders of Junior Preferred are entitled to receive dividends, when and as declared by the Company’s Board of Directors, and out of funds legally available, payable in preference and priority to any payment of dividends on the shares of common stock. Holders of Junior Preferred are also entitled to participate in dividends paid on the common stock on an as-converted basis. For the period from March 3, 2000 (inception) through December 31, 2011, no dividends were declared or paid by the Company. Accretion of the Junior Preferred for the years ended December 31, 2011 and 2010, was $1,035,402 and $1,035,405, respectively.

Conversion – As of December 31, 2011, each share of Junior Preferred was convertible into approximately 1.163 shares of common stock. Anti-dilution protection for the Junior Preferred was eliminated as part of the second closing of Series C Preferred in September 2007. In addition, the Junior Preferred is automatically convertible upon the closing of a firm commitment underwritten public offering with specified terms or the affirmative vote of the shareholders of at least two-thirds of the then outstanding shares of Junior Preferred, voting as a single class together.

Redemption – At any time after December 13, 2012 and following redemption in full of the Series C Preferred, the holders of the outstanding Junior Preferred may, by written request, require the Company to redeem the outstanding shares of Junior Preferred stock by paying in cash a sum equal to the original purchase price of the Series A Preferred and Series B Preferred plus any unpaid dividends. The Junior Preferred may be redeemed in three annual installments of amounts ranging from 20% to 50% of the aggregate amount redeemable, subject to certain provisions as described in the Company’s certificate of incorporation. On the redemption date, the Junior Preferred is redeemable for an aggregate amount of $14,519,926.

The rights and features of the Company’s Series C Preferred and Series C-1 Preferred are as follows:

71

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Voting – The holders of Series C Preferred and Series C-1 Preferred are entitled to vote, together with the holders of common stock and Junior Preferred, on all matters submitted to stockholders for vote and are entitled to vote as a separate class on certain matters affecting the holders of Series C Preferred and Series C-1 Preferred. The holder of each share of Series C Preferred and Series C-1 Preferred is entitled to the number of votes equal to the number of shares of common stock into which each such preferred share is convertible at the time of the vote.

Dividends – The holders of Series C Preferred and Series C-1 Preferred are entitled to receive cumulative dividends at a rate of 8% per annum of the original issue price, or when and as declared by the Company’s Board of Directors, payable in preference and priority to payment of any dividends on the shares of common stock. Holders of Series C Preferred and Series C-1 Preferred are entitled to participate in dividends paid on the common stock on an as-converted basis. For the period from March 3, 2000 (inception) through March 31, 2011, no dividends were declared or paid by the Company. Accretion of the Series C Preferred during the years ended December 31, 2011 and 2010, was $2,967,410 and $2,967,860, respectively.

Conversion – Each share of Series C Preferred and Series C-1 Preferred, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the original issue price for the applicable series of preferred stock by the conversion price in effect at the time. The Series C Preferred and Series C-1 Preferred conversion prices are $0.7278 and $1.0411 per share, respectively, and are subject to adjustment in accordance with anti-dilution provisions. Each share of Series C Preferred and Series C-1 Preferred is currently convertible into one share of common stock. Mandatory conversion features exist for non-participation in an additional Series C-1 Preferred equity financing if certain regulatory and clinical milestones are met. If Series C investors do not acquire shares in the Series C-1 Preferred equity financing, then all shares of Series C Preferred held by the non-participating holder will automatically convert into shares of common stock at 1/10 of the conversion rate. In addition, the Series C Preferred and Series C-1 Preferred are automatically convertible upon the closing of a firm commitment underwritten public offering with specified terms or the affirmative vote of certain holders of Series C Preferred and Series C-1 Preferred.

72

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Redemption – At any time after December 13, 2011, certain holders of Series C Preferred and Series C-1 Preferred may, by written request, require the Company to redeem the outstanding shares of Series C Preferred and Series C-1 Preferred by paying in cash a sum equal to the original issuance price of the Series C Preferred or Series C-1 Preferred, as applicable, plus any accrued and unpaid dividends. The Series C Preferred may be redeemed in three annual installments of amounts ranging from 20% to 50% of the aggregate amount redeemable, subject to certain provisions as described in the Company’s certificate of incorporation. On the redemption date, the Series C Preferred and Series C-1 Preferred are redeemable for an aggregate amount of $24,795,335 and $23,747,381, respectively. This right of redemption is triggered at the election of the majority shareholders and is highly unlikely to occur. No redemption had been requested as of December 31, 2011, or as of the February 8, 2012, acquisition date (See Note 11).

Liquidation

In the event of liquidation or winding up of the Company, all holders of Series C Preferred and Series C-1 Preferred have a liquidation preference equal to the applicable original issue price of the series of preferred stock, plus any accrued but unpaid dividends. After payment of the full liquidation preference to the holders of Series C Preferred and Series C-1 Preferred, the holders of Junior Preferred have a liquidation preference of $1.00 per share. After payment of these preferential amounts to the holders of preferred stock, the remaining assets of the Company would be distributed among the holders of the preferred stock and common stock on an as-converted to common stock basis.

Shares Reserved for Future Issuance

The Company had reserved shares of common stock for future issuance as follows:

	December 31
	2011	2010
Redeemable convertible preferred stock (assuming conversion)	66,823,440	66,823,440
Warrants to purchase redeemable convertible preferred stock (assuming conversion)	2,191,614	3,222,942
Stock Option Plan:
Shares available for grant	5,192,212	1,022,568
Options outstanding	7,339,593	7,705,343
Total shares reserved for future issuance	81,546,859	78,774,293

73

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Share-Based Compensation

During 2000, the Company adopted the Aldagen, Inc. 2000 Stock Option Plan (the 2000 Plan), which provides for the granting of incentive and nonstatutory stock options by the Company’s Board of Directors to employees, officers, directors, and consultants of the Company. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock on the date of the grant and generally vest over four years. Options generally have 10-year contractual terms.

In April 2008, the Company’s Board of Directors adopted, and the stockholders approved, an amendment to the 2000 Plan that increased the maximum number of shares of common stock issuable under the 2000 Plan to an aggregate of 6,649,000 shares.

In July 2008, the Company’s Board of Directors adopted, and the stockholders approved, an amendment to the 2000 Plan that increased the maximum number of shares of common stock issuable under the 2000 Plan to an aggregate of 10,000,000 shares subject to restrictions as stipulated in the plan.

In October 2010, the Company adopted the Aldagen, Inc. 2010 Equity Incentive Plan, which provides for the granting of incentive and nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other stock awards to employees, directors, and consultants of the Company. Option awards are generally granted with an exercise price equal to 100% of the fair market value of the Company’s stock on the date of the grant with various vesting periods.

Fair Value of Common and Preferred Stock

The fair value of the Company’s common and preferred stock during the years ended December 31, 2005 and 2006 was determined by the Board of Directors with assistance from management. In connection with the preparation of the Company’s financial statements for the year ended December 31, 2007, the Company’s Board of Directors directed management to retrospectively assess the Company’s enterprise value and the fair value of its common stock and preferred stock at December 31, 2006 and December 31, 2007. This assessment was completed in February 2008. Management then performed an internal reassessment of the fair value of the Company’s common stock for stock option grants between December 31, 2006 and December 31, 2007.

74

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

In conducting these retrospective valuations, the Company used a two-step methodology that first estimated the fair value of the Company as a whole and then allocated a portion of the enterprise value to its preferred stock and common stock. This approach is consistent with the methods outlined in the AICPA Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The valuation methodology utilized the “probability-weighted expected return” (PWER) method to estimate enterprise value. The enterprise value was then validated utilizing a “market approach.” The PWER methodology involved estimating the future values of the Company for several probable liquidity scenarios. The value of the common stock was determined for each liquidity scenario and was then discounted to present value using a risk-adjusted discount rate. The discount rate used in both valuations was 30% for the common stock and 40% for the preferred stock. The present values of the common stock under each scenario were then weighted based upon the probability of each liquidity event occurring.

In April 2008, September 2009, August 2010, and September 2011, the Company performed contemporaneous assessments of the Company’s enterprise value and the fair value of its common stock and preferred stock using the PWER methodology described above. The allocation of fair value between the Company’s common stock and preferred stock using the PWER methodology was as follows:

Valuation Date	Common	Junior Preferred	Series C Preferred	Series C-1 Preferred	Type of Valuation

12/31/2006	$0.241	$0.572	$0.628	$–	Retrospective
12/31/2007	0.397	0.815	0.873	–	Retrospective
4/15/2008	0.626	0.938	1.041	1.204	Contemporaneous
9/15/2009	0.955	1.489	1.313	1.427	Contemporaneous
8/31/2010	0.220	0.860	0.920	1.230	Contemporaneous
9/30/2011	–	–	–	0.670	Contemporaneous

75

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Management performed an internal assessment of the fair value of the Company’s common stock and preferred stock issued between each valuation date based upon the timing of achievement of clinical and regulatory milestones and the closing of an additional equity financing round in September 2007 and a Series C-1 Preferred equity financing round in April 2008. During 2011 and 2010, the Company was unsuccessful in raising the capital it needed to fund its trials and fund future operations, resulting in a lower valuation of the Company’s securities.

During the year ended December 31, 2010, the Company granted stock options which were valued using the assessed values of the Company’s common stock as follows:

Grant Date	Number of Options Granted	Exercise Price per Share	Black-Scholes Fair Value per Share	Intrinsic Value per Share

3/23/2006	893,842	$0.20	$0.14	$–
7/26/2006	60,000	0.20	0.14	–
2/27/2007	1,703,869	0.20	0.17	–
4/6/2007	100,000	0.20	0.16	–
5/14/2007	50,000	0.20	0.17	–
11/16/2007	92,500	0.40	0.18	–
12/17/2007	250,000	0.40	0.26	–
1/1/2008	1,226,467	0.40	0.25	–
2/12/2008	60,000	0.40	0.25	–
4/10/2008	17,505	0.40	0.34	–
4/15/2008	400,000	0.63	0.39	–
6/2/2008	15,000	0.63	0.40	–
8/11/2008	10,000	0.63	0.39	–
8/20/2008	369,861	0.63	0.39	–
9/17/2008	250,000	0.63	0.37	–
1/9/2009	15,000	0.63	0.35	–
7/27/2009	5,000	0.63	0.45	–
10/27/2009	5,000	0.96	0.68	–
2/9/2010	300,000	0.96	0.69	–
4/15/2010	128,000	0.96	0.69	–
10/8/2010	1,831,348	0.25	0.18	–

76

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The Company’s assessed fair value of its preferred stock as of the date of its issuance and calculated in the manner described above for the years ended December 31, 2006, 2007, and 2008 is as follows:

Issuance Date	Number of Preferred Stock Shares Issued	Exercise Price per Share	Preferred Fair Value per Share	Intrinsic Value per Share

12/15/2006	15,124,951	$0.7278	$0.628	$–
9/12/2007	9,618,028	0.7278	0.873	0.145
4/15/2008	17,636,655	1.0410	1.204	0.163

The Company used the assessed fair value of its preferred stock, calculated in the manner described above, in estimating the fair value of its outstanding warrants to purchase each series of preferred stock (see Note 7).

During the years ended December 31, 2006, December 31, 2009, and December 31, 2011, the Company granted preferred stock warrants, which were valued using the assessed value of the Company’s preferred stock as follows:

Grant Date	Number of Warrants Granted	Exercise Price per Share	Black-Scholes Fair Value per Share	Intrinsic Value per Share

3/21/2006	75,000	$1.0000	$0.75	$–
8/30/2006	75,000	1.0000	0.75	–
12/4/2006	45,000	1.0000	0.74	–
12/15/2006	1,362,605	0.7278	0.36	–
7/28/2009	38,421	1.0411	0.81	–
10/22/2009	1,400,033	1.0411	1.03	–
6/20/2011	207,545	1.0411	0.83	–
9/16/2011	100,850	1.0411	0.38	–

77

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The following table summarizes stock option activity under the 2000 Stock Option Plan and 2010 Equity Incentive Plan from March 3, 2000 (inception) through December 31, 2011:

		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price

Balance at March 3, 2000 (inception)	–	–	$–
Shares authorized	990,250	–	–
Options granted	(35,000)	35,000	0.10
Options cancelled	–	–	–
Balance at December 31, 2000	955,250	35,000	0.10
Options granted	(540,000)	540,000	0.10
Options cancelled	–	–	–
Balance at December 31, 2001	415,250	575,000	0.13
Options granted	(334,000)	334,000	0.20
Options cancelled	94,000	(94,000)	0.10
Balance at December 31, 2002	175,250	815,000	0.17
Shares authorized	2,058,750	–	–
Options granted	(1,829,500)	1,829,500	0.20
Options cancelled	160,000	(160,000)	0.11
Balance at December 31, 2003	564,500	2,484,500	0.19
Options granted	(553,500)	553,500	0.20
Options cancelled	397,000	(397,000)	0.16
Balance at December 31, 2004	408,000	2,641,000	0.19
Options granted	(212,289)	212,289	0.20
Options cancelled	1,160,000	(1,160,000)	0.20
Balance at December 31, 2005	1,355,711	1,693,289	0.19
Shares authorized	2,900,000	–	–
Options granted	(953,842)	953,842	0.20
Options cancelled	200,000	(200,000)	0.20
Balance at December 31, 2006	3,501,869	2,447,131	0.19

78

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price

Balance at December 31, 2006 (continued)	3,501,869	2,447,131	$0.19
Options granted	(2,196,369)	2,196,369	0.20
Options exercised	–	(208,747)	0.20
Options cancelled	92,253	(92,253)	0.20
Balance at December 31, 2007	1,397,753	4,342,500	0.20
Shares authorized	4,051,000	–	–
Options granted	(2,348,833)	2,348,833	0.50
Options cancelled	50,000	(50,000)	0.20
Balance at December 31, 2008	3,149,920	6,641,333	0.31
Options granted	(25,000)	25,000	0.69
Options exercised	–	(5,076)	0.49
Options cancelled	5,870	(5,870)	0.51
Balance December 31, 2009	3,130,790	6,655,387	0.32
Shares authorized	2,853,916	–	–
Options granted	(2,259,348)	2,259,348	0.28
Options exercised	–	(5,000)	0.20
Options cancelled	–	(466,215)	0.40
Options forfeited	–	(738,177)	0.40
Expiration of plan	(2,702,790)	–	–
Balance December 31, 2010	1,022,568	7,705,343	0.33
Shares authorized	4,169,644	–	–
Options expired	–	(365,750)	0.37
Balance December 31, 2011	5,192,212	7,339,593	$0.31

As of December 31, 2011, the aggregate intrinsic value of outstanding stock options and exercisable stock options was $147,092 and $123,762, respectively. As of December 31, 2010, the aggregate intrinsic value of outstanding stock options and exercisable stock options was $943,970 and $458,573, respectively. The aggregate intrinsic value of options exercised during the year ended December 31, 2010 was 3,775 and there were no options exercised during the year ended December 31, 2011.

79

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

The following table summarizes information about stock options outstanding as of December 31, 2011 and 2010, which are expected to vest, of which a portion were already vested and exercisable:

	December 31, 2011				December 31, 2010
	Number of Options	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Intrinsic Value	Number of Options	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Intrinsic Value

Outstanding	7,339,593	5.81	$0.31	$147,092	7,705,343	6.10	$0.33	$943,970
Exercisable	6,173,109	5.29	0.30	123,762	5,482,037	5.80	0.29	458,573

The following table summarizes information about all stock options outstanding as of December 31, 2011 and 2010:

	December 31, 2011			December 31, 2010
Exercise Price	Number of Options Outstanding	Weighted- Average Remaining Contractual Life (in Years)	Number of Options Exercisable	Number of Options Outstanding	Weighted- Average Remaining Contractual Life (in Years)	Number of Options Exercisable

$0.10	–	–	–	107,000	0.38	107,000
$0.20	3,577,525	3.96	3,577,525	3,702,525	4.39	3,683,876
$0.25	1,831,348	8.61	846,393	1,831,348	7.82	353,916
$0.40	1,120,220	6.01	1,116,022	1,120,220	7.05	914,917
$0.63	445,000	6.70	437,295	535,000	7.69	370,870
$0.96	365,500	8.14	195,874	409,250	9.26	51,458
	7,339,593		6,173,109	7,705,343		5,482,037

As of December 31, 2011 and 2010, there was $269,225 and $653,207, respectively, of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized over a weighted-average period of 1.70 years and 2.68 years, respectively.

80

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

8. Common Stock, Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Cash received from option exercises under all share-based payment arrangements for the years ended December 31, 2011 and December 31, 2010, was $0 and $1,000, respectively.

9.	Income Taxes

For the years ended December 31, 2011 and December 31, 2010, the Company incurred no income tax expense.

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2011 and 2010 consist of the following:

	2011	2010
Current
Deferred tax assets:
Domestic net operating loss carryforwards	$–	$39,600
Accrued Severance	–	4,900
Deferred Transaction Costs	43,100	–
Deferred Rent	47,400	–
Inventory Reserve	7,000
Less Valuation Allowance	(97,500)	–
Deferred tax assets, current	–	44,500
Deferred tax liabilities:
Deferred rent	–	44,500
Deferred tax asset (liabilities), current	–	44,500
Net current deferred tax asset (liability)	$–	$–

81

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

9.	Income Taxes (continued)
	2011	2010
Noncurrent
Deferred tax assets:
Domestic net operating loss carryforwards	$22,025,100	$20,110,800
Charitable contribution carryforwards	1,300	1,500
Start-up costs	266,600	266,600
Organizational costs	1,000	1,000
Share-based compensation	256,100	230,800
Intangible assets	14,900	18,700
Deferred financing costs	618,800	–
Federal income tax credits	2,311,600	2,159,400
Fixed assets	54,300	111,600
Less valuation allowance	(25,549,700)	(22,900,400)
Deferred tax assets, noncurrent	–	–
Deferred tax liabilities:
Fixed assets	–	–
Deferred tax asset (liabilities), noncurrent	–	–
Net deferred tax asset (liability)	$–	$–

As of December 31, 2011, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured. The increase in valuation allowance resulted primarily from the additional net operating loss carryforward generated.

As of December 31, 2011, the Company had federal and state net operating loss carryforwards of $56,795,900 and $59,658,800, respectively. These net operating loss carryforwards begin to expire in 2020 and 2015 for federal and state purposes. The Tax Reform Act of 1986 contains provisions which limit the ability to utilize the net operating loss carryforwards in the case of certain events including significant changes in ownership interests. If the Company’s net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforwards, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years. The Company has completed a study to assess whether an ownership change has occurred and has determined that an ownership change occurred during 2009. Additional ownership changes in the future may result in additional limitations in the utilization of the carryforward net operating losses and credits.

82

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

9.	Income Taxes (continued)

The American Recovery and Reinvestment Tax Act of 2010 amended the original election to accelerate AMT and research and development tax credits in lieu of bonus depreciation enacted by the Housing Assistance Tax Act of 2009. The provisions which allowed businesses to refund a portion of their pre-2006 research and development tax credits in lieu of certain accelerated depreciation methods on fixed asset additions was extended for one year to apply to property that was placed in service in 2009. The Company received a refund of $36,039 for the year ended December 31, 2010 as a result of this provision.

Taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision for income taxes for the years ended December 31, 2010 and 2011 as follows:

	Years Ended December 31
	2011		2010
	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings

United States Federal tax at statutory rate	$(2,310,400)	(34.0)%	$(3,269,800)	(34.0)%
State taxes (net of Federal benefit)	(309,100)	(4.5)	(437,600)	(4.6)
Change in valuation reserves	2,746,800	41.0	3,464,100	36.0
Federal income tax credits	(149,800)	(3.0)	(433,600)	(4.5)
Amortization of debt discount	468,200	9.0	969,400	10.1
Other nondeductible expenses	(454,600)	(8.7)	(471,700)	(4.9)
Other	8,900	0.2	179,200	1.9
Provision for income taxes	$–	0.0%	$–	0.0%

In September 2006, the Financial Accounting Standards Board (FASB) issued interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (FIN 48). The guidance was subsequently codified in ASC 740-10. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

83

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

9.	Income Taxes (continued)

The Company adopted the provisions of ASC 740-10 on January 1, 2007. The ASC 740 liability at December 31, 2010, and December 31, 2011, was zero. It is the Company’s policy to record and classify interest and penalties as income tax expense, although no liability for potential interest or penalties was recorded during the year and no amounts for penalties or interest were accrued at December 31, 2010 or December 31, 2011.

The Company has not, as yet, conducted a study of its research and development credit carryforwards. A study may result in an adjustment to the Company's research and development credit carryforwards; however, until such a study is completed and any adjustment is known, no amounts are being presented as uncertain tax positions under FIN 48. A full valuation allowance has been provided against our research and development credits; and, if an adjustment is required, this adjustment would be offset by a corresponding adjustment to the valuation allowance. Thus, there would be no impact to the balance sheet or statement of operations.

The Company files U.S. and state income tax returns in jurisdictions with varying statutes of limitations. The 2000 through 2011 tax years remain subject to examination by federal and state authorities.

10. 401(k) Plan

The Company provides a qualified 401(k) savings plan for its employees. All employees are eligible to participate, provided they meet the requirements of the plan. While the Company may elect to match employee contributions, no such matching contributions were made through December 31, 2007. Beginning January 1, 2008, the Company began providing a 100% match of employee contributions on the first 3% of a contributing employee’s salary and a 50% match on an additional 2% of salary contributed. For the years ended December 31, 2011 and 2010, and the period from March 3, 2000 (inception) through December 31, 2011, the Company recorded $59,815, $90,464 and $325,306 of expense, respectively, for 401(k) matching contributions.

84

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

11. Subsequent Events

The Company has evaluated subsequent events through the date of this report, March 13, 2012 noting the following:

On January 12, 2012, the Company’s Certificate of Incorporation was amended to increase the number of shares of common stock and series C-1 preferred authorized for future issuance by 576,007 in each case, to a total of 93,983,312 shares and 31,658,388 shares, respectively.

On January 12, 2012 and January 26, 2012, the Company issued two tranches of convertible bridge notes to certain existing accredited shareholders and certain members of the Company’s Board of Directors. Each tranche had an aggregate fair value of $60,000 and included the issuance of 11,518 warrants with terms consistent with the warrant issuance included with the September 2011 convertible notes (See Note 5). The notes bear interest at 8% per annum and are unsecured. The notes mature, and all principal and accrued interest is convertible into shares of the Company’s capital stock, on the earliest of (1) a liquidating event (as defined in the Company’s certificate of incorporation), (2) the next qualified equity financing (as defined in the agreements relating to the notes), or (3) April 30, 2012.

On February 7, 2012, the Company issued two separate convertible bridge notes to certain existing accredited shareholders and certain members of the Company’s Board of Directors with aggregate fair values of $75,000 and $100,000, respectively. The notes bear interest at 8% per annum and are unsecured. The notes mature, and all principal and accrued interest is convertible into shares of the Company’s capital stock, on the earliest of (1) a liquidating event (as defined in the Company’s certificate of incorporation), (2) the next qualified equity financing (as defined in the agreements relating to the notes), or (3) April 30, 2012.

On February 8, 2012, the Company entered into an Exchange and Purchase Agreement with Cytomedix, Inc., a Delaware corporation, where Cytomedix acquired all of the Company’s issued and outstanding capital stock and convertible promissory notes, making the Company a wholly-owned subsidiary of Cytomedix. As consideration for the exchange of all the outstanding capital stock and convertible promissory notes, Cytomedix issued 135,398 shares of its Series E Convertible Preferred Stock to Aldagen Holdings, LLC, a North Carolina limited liability company and the Company’s sole equity holder. The number of shares received was determined by dividing the agreed upon value of $16,000,000 by a price per share of Cytomedix common stock of $1.1817.

85

Aldagen, Inc.
(A Development Stage Company)

Notes to Financial Statements (continued)

11. Subsequent Events (continued)

In addition to the 135,398 shares that Aldagen Holdings, LLC received as of February 8, 2012, the Company also has the right to receive up to an additional 20,309,723 shares of Cytomedix common stock, contingent upon the Company achieving certain milestones related to its ALD-401 Phase 2 clinical trial.

In connection with the acquisition, each outstanding option to acquire shares of the Company’s capital stock was cancelled and, in satisfaction of a closing condition, Cytomedix’s Board of Directors granted options to acquire shares of Cytomedix stock to certain Company employees, officers, directors, and advisors under Cytomedix’s Long-Term Incentive Plan. Furthermore, the 2,214,650 outstanding warrants to acquire shares of the Company’s capital stock were exchanged for warrants to acquire an aggregate of 2,155,596 shares of Cytomedix common stock with an exercise price of $1.42 per share.

86

Unaudited Pro forma Condensed Combined Financial Data as of and for the year ended December 31, 2011

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined balance sheet as of December 31, 2011 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 are based on the historical financial statements of Cytomedix and Aldagen after giving effect to the Acquisition. The Acquisition will be accounted for using the acquisition method of accounting.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 gives effect to the Acquisition as if it had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet as of December 31, 2011 assumes that the Acquisition took place on December 31, 2011.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the Acquisition occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period. The unaudited condensed combined balance sheet and statement of operations as of and for the year ended December 31, 2011 were derived from (i) the Company’s audited consolidated financial statements as of and for the year ended December 31, 2011 as included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and (ii) Aldagen’s audited financial statements as of and for the year ended December 31, 2011 included elsewhere herein.

The pro forma condensed combined financial data reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed based on a preliminary valuation study performed with the assistance of an independent third-party valuation firm and based on information currently available. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed will result in adjustments, which may be material, to the balance sheet and/or statement of operations.

As required, the unaudited pro forma condensed combined financial data includes adjustments which give effect to the events that are directly attributable to the Acquisition, expected to have a continuing impact and are factually supportable. Hence any planned adjustments affecting the balance sheet, statement of operations or changes in common stock outstanding, subsequent to the assumed closing date of the Acquisition are not included.

87

Cytomedix, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2011

	Historical			Pro Forma	Combined Pro
	Cytomedix	Aldagen		Adjustments	Forma

Current assets
Cash	$2,246,050	$161,612	F	$(208,000)	$9,989,769
			E	5,000,000
			H	2,790,107
Short-term investments, restricted	52,840	-			52,840
Accounts and royalties receivable, net	1,480,463	120,619			1,601,082
Inventory	548,159	51,206			599,365
Prepaid expenses and other current assets	695,567	72,593			768,160
Deferred costs, current portion	136,436	-			136,436
	$5,159,515	$406,030			$13,147,652

Property and equipment, net	978,893	807,952			1,786,845
Deferred costs	317,219	-			317,219
Identifable intangible assets	2,916,042	-	B	31,261,243	34,177,285
Goodwill	706,823	-	B	-	706,823
Other long term assets	-	9,256			9,256

Total Assets	$10,078,492	$1,223,238			$50,145,080

Current liabilities
Accounts payable and accrued expenses	$1,849,133	$535,968	D	$585,568	$2,970,669
Convertible debt	-	12,265,483	J	(12,265,483)	-
Deferred revenue	654,721	-			654,721
Dividends payable on preferred stock	105,533	-	F	(105,533)	-
Derivative liabilities, current portion	528,467	-			528,467
Contingent consideration - liability	-	-	A	11,109,020	11,109,020
Series E Preferred Stock - liability	-	-	A	18,955,742	18,955,742
	$3,137,854	$12,801,451			$34,218,619

Note payable (non-current)	2,100,000	-			2,100,000
Derivatives and other liabilities	1,559,055	511,224	C	(511,224)	1,559,055

Total Liabilities	$6,796,909	$13,312,675			$37,877,674

Redeemable convertible preferred stock
Junior preferred stock	-	13,527,821	C	(13,527,821)	-
Series C preferred stock	-	24,866,381	C	(24,866,381)	-
Series C-1 preferred stock	-	23,818,667	C	(23,818,667)	-

Stockholders' equity (deficit)
Preferred series A	10	-	F	(10)	-
Preferred series B	7	-	F	(7)	-
Preferred series D	-	-	G	-	-
Common stock	5,554	3,630	C	(3,630)	7,323
			G	779
			E	423
			H	567

Additional paid-in Capital	54,458,170	-	A	1,883,751	66,116,180
			G	461,221
			F	(102,450)
			E	4,999,577
			H	3,840,911
			I	575,000

Accumulated deficit	(51,182,158)	(74,305,936)	C	74,305,936	(53,856,097)
Pro forma income adjustments				(2,673,939)

	$3,281,583	$(74,302,306)			$12,267,406

Total Liabilities and Equity	$10,078,492	$1,223,238			$50,145,080

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Data.

88

Cytomedix, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2011

	Historical			Pro Forma	Combined Pro
	Cytomedix	Aldagen		Adjustments	Forma

Revenues
Product sales	$5,902,120	$623,352			$6,525,472
License fees	1,345,279	-			1,345,279
	$7,247,399	$623,352			$7,870,751

Cost of revenues
Cost of sales	2,727,156	187,117			2,914,273
Cost of royalties	-	-			-
	$2,727,156	$187,117			$2,914,273

Gross profit	$4,520,243	$436,235			$4,956,478

Operating expenses
Salaries and wages	2,852,327	1,919,181	I	575,000	5,346,508
Consulting expenses	1,348,499	80,036	D	(27,000)	1,401,535
Professional fees	786,424	146,010	D	(36,000)	896,434
Research, development, trials and studies	98,148	2,828,094			2,926,242
General and administrative (including transaction expenses)	2,949,164	900,585	K	99,500	3,836,139
			D	(113,110)
	$8,034,562	$5,873,906			$14,406,858

Loss from operations	$(3,514,319)	$(5,437,671)			$(9,450,380)

Other income (expense)
Interest income (expense), net	(1,048,474)	(2,820,400)	J	2,819,951	(1,048,923)
Change in fair value of derivative liabilities	470,466	1,459,249	C	(1,459,249)	470,466
Gain on debt restructuring	576,677	-			576,677
Other income (expense), net	23,135	3,258	G	(462,000)	(1,486,978)
			H	(1,051,371)
	$21,804	$(1,357,893)			$(1,488,758)

Loss before provision for income taxes	(3,492,515)	(6,795,564)			(10,939,138)
Income tax provision	18,000	-			18,000

Net loss	$(3,510,515)	$(6,795,564)			$(10,957,138)

Preferred dividends
Series A preferred stock	(9,064)	-	F	9,064	-
Series B preferred stock	(6,168)	-	F	6,168	-
Series D preferred stock	(331,004)	-	G	331,004	-
Redeemable preferred stock	-	(4,002,811)	C	4,002,811	-

Loss attributable to Common Stockholders	$(3,856,751)	$(10,798,375)			(10,957,138)

Loss per share

Basic	$(0.08)		L		$(0.13)
Diluted	$(0.08)		L		$(0.13)

Weighted average outstanding shares - basic	50,665,986				81,894,170
Weighted average outstanding shares - diluted	50,665,986				81,894,170

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Data.

89

Notes to Unaudited Pro Forma Condensed Combined Financial Data

1.	Description of the Acquisition

Cytomedix, Inc., a Delaware corporation (the “Company” or “Cytomedix”) entered into an Exchange and Purchase Agreement by and among, Cytomedix, Aldagen, Inc., a Delaware corporation (“Aldagen”) and Aldagen Holdings, LLC, a North Carolina limited liability company and the sole equity holder of Aldagen (the “Selling Equity Holder”) dated February 8, 2012 (the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, Cytomedix acquired all of the issued and outstanding capital stock and convertible promissory notes of Aldagen. Aldagen is now a wholly-owned subsidiary of Cytomedix.

Purchase Consideration

As consideration for the exchange of the outstanding capital stock and convertible promissory notes of Aldagen, Cytomedix issued 135,398 shares of its Series E Convertible Preferred Stock (the “Series E Preferred Stock”) to Aldagen’s former investors. The Series E Preferred Stock are entitled to dividends, when, as and if declared by the Board. Each share of the Series E Preferred Stock entitles the holder thereof to vote on all matters voted on by holders of the Company’s common stock voting together, on an as converted basis, at all meetings of the Company’s shareholders and to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of 100 shares of the Company’s common stock. Upon any dissolution, liquidation and winding up of the Company, the Series E Preferred Stock is entitled to the same liquidation rights as the Company’s common stock. The Series E Preferred Stock are automatically convertible into shares of common stock, in a 1-for-100 shares ratio, upon the Company’s filing of its Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware of the Charter Amendment.

In addition to the Series E Preferred Stock, Aldagen’s former investors have the right to receive up to 20,309,723 shares of the Company’s common stock (the “Contingent Consideration”), contingent upon Aldagen’s achieving certain milestones related to its current ALD-401 Phase 2 clinical trial.

Finally, each holder of warrants to acquire shares of Aldagen capital stock agreed to exchange the Aldagen warrants for warrants to acquire an aggregate of 2,115,596 shares of the Company’s common stock with an exercise price of $1.42 per share (the “Replacement Warrants”). Each Replacement Warrant expires December 31, 2014 and, subject to call provisions of the Replacement Warrant, is exercisable as follows: (i) commencing on the issuance date, for up to 30% of the total shares of the Company’s common stock exercisable under the Replacement Warrant, and (ii) upon issuance of the final tranche of the Contingent Consideration, for the remaining balance of the shares under the Replacement Warrant. The Replacement Warrants also contain exercise price adjustments, cashless exercise and other provisions customary to instruments of this nature.

Simultaneous with the closing of the Acquisition, the Company executed several other transactions, which are not considered part of the purchase consideration, as follows.

Issuance of Common Stock

On February 8, 2012 and simultaneous with the closing of the Acquisition, the Company entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors, with respect to the sale of shares of its common stock, for gross proceeds of $5.0 million.

Redemption of Series A and Series B Redeemable Convertible Preferred Stock

The Company redeemed all outstanding shares of its Series A and Series B Convertible Preferred Stock, for $208,000 in cash, pursuant to their terms.

Series D Convertible Preferred Stock Conversions

All holders of the Company’s outstanding Series D Convertible Preferred Stock (the “Series D Preferred Stock”) purchased in a private placement of the Company’s securities in April 2010 converted their shares of the Series D Preferred Stock into shares of the Company’s common stock prior to the Series D Preferred Stock redemption date of April 2013, under the terms of such securities at the conversion price of $0.4392 per share (or $0.558 per share in case of affiliates), for the total of 7,790,350 shares of common stock, which included 330,000 shares of common stock representing forgone dividend payments to such holders through April 2013.

90

Warrant Exercises

An offer was extended to certain holders of Company warrants (holding warrants to purchase approximately 5.7 million shares of the Company’s common stock) acquired in previously reported private placement transactions in 2010 and 2011 requesting them to exercise their respective warrants pursuant to the terms of individually negotiated and executed warrant exercise agreements, in exchange for an inducement consisting of newly issued stock purchase warrants. In consideration for such early exercises and estimated proceeds of approximately $2.8 million, the Company agreed to issue additional warrants to purchase an aggregate of 1,180,547 shares of common stock, at an exercise price per share of $1.42. Each warrant expires December 31, 2014 and, subject to call provisions of the warrant, is exercisable as follows: (i) commencing on the issuance date, for up to 30% of shares of the Company’s common stock under each warrant, and (ii) upon issuance of the final tranche of the Contingent Consideration, for the remaining balance of the warrant. Each warrant also contains exercise price adjustments, cashless exercise and other provisions customary to the instruments of this nature.

Post-Combination Stock-Based Compensation

Each outstanding option to acquire shares of Aldagen capital stock was cancelled and, in satisfaction of a closing condition, the Company’s Board granted options to acquire approximately 1.7 million shares of the Company’s stock to certain newly added employees, officers, directors and advisors under the Company’s Long-Term Incentive Plan. The new options vest during a post-combination service period and will be expensed during such service period.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial data have been prepared based on the Company’s and Aldagen’s historical financial information. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations. Certain amounts contained in Aldagen’s financial statements have been reclassified to conform to the Company’s financial statement presentation; these reclassifications had no effect on Aldagen’s net loss for the year ended December 31, 2011.

The fair value of the Company’s Series E Preferred Stock was calculated using the closing stock price for the Company’s common stock on February 8, 2012. The fair value of the Contingent Consideration was calculated using a probability-weighted approach, assessing the probability of achieving the proscribed contingencies as well as applying a present value technique. Because the Company does not have sufficient authorized and unissued shares of common stock to fulfill the conversion obligations of the Series E Preferred Stock and issuance obligations of the Contingent Consideration, both the Series E Preferred Stock and the Contingent Consideration are shown as liabilities in the unaudited pro forma condensed combined balance sheet until such time sufficient authorized shares are obtained.

The fair value of the Replacement Warrants was calculated using the Black-Scholes option pricing model, and includes the use of unobservable inputs such as the expected term, anticipated volatility and expected dividends. Based on their terms, the Replacement Warrants are classified as equity.

The issuance of common shares, redemption of the Series A and Series B Redeemable Convertible Preferred Stock, the induced conversion of the Series D Convertible Preferred Stock and the induced exercise of the warrants are accounted for at their fair values, and are not considered part of the purchase consideration. The warrant holders have until June 30, 2012 to accept such offer; the pro forma financial information is prepared assuming that all offers for early exercise are accepted.

3.	Acquisition Method of Accounting

The unaudited pro forma condensed combined financial data reflect accounting for the Acquisition in accordance with the acquisition method of accounting. Under the acquisition method, the purchase consideration is allocated to the asset acquired and the liabilities assumed based on their estimated fair values, with any excess of the purchase consideration over the estimated fair values of the identifiable net asset acquired being recorded as goodwill.

91

The following table demonstrates the allocation of the purchase consideration to the assets acquired and liabilities assumed on February 8, 2012, based on their estimated fair values:

Estimated Fair Value
Purchase Consideration:
Series E Preferred Stock	$18,955,742
Contingent Consideration	11,109,020
Replacement Warrants	1,883,751
Total Consideration	$31,948,513

Tangible Assets Acquired:
Cash	$20,067
Receivables	210,394
Property and equipment	772,486
Other	87,391
Net deferred tax assets	-

Identifable Intangible Assets Acquired:
IPR&D Technology	$29,585,000
Trademarks and Tradename	1,990,000

Liabilities Assumed:
Accounts Payable and Accrued Expenses	$1,040,034
Other	118,617

Goodwill	441,826
$31,948,513

Identifiable intangible assets associated with trademarks and tradename will be amortized on a straight-line basis over their estimated useful lives of 20 years. Identifiable intangible assets associated with in-process research and development (“IPR&D”) are initially classified as indefinite lived; such classification will be reassessed every reporting period based on the status of the research and development projects. Goodwill is considered an indefinite lived asset. The Company recognized net deferred tax assets of approximately $10.4 million related to difference between book and tax bases of the assets acquired and the liabilities assumed, and established a full valuation allowance for this amount given management’s assessment of the likelihood that it is more likely than not that the deferred assets will not be realized; these amounts are reflected on a net basis in the above table.

4.	Pro Form Assumptions and Adjustments

The following assumptions and adjustments apply to the unaudited pro forma condensed combined financial data:

A)	Represents the pro forma payment of the purchase consideration, including the fair value of the (i) Series E Preferred Stock, (ii) contingent consideration, and (iii) Replacement Warrants. Because the Company does not have sufficient authorized and unissued shares of common stock to fulfill the conversion obligations of the Series E Preferred Stock, the Series E Preferred Stock is shown as a liability in the unaudited pro forma condensed combined balance sheet until such time sufficient authorized shares are obtained. The Series E Preferred Stock will be reclassified to equity once shareholder approval increasing available authorized shares of common stock is obtained.

92

In addition to the Series E Preferred Stock, Aldagen’s former investors have the right to receive up to 20,309,723 shares of the Company’s common stock (the “Contingent Consideration”), contingent upon Aldagen’s achieving certain milestones related to its current ALD-401 Phase 2 clinical trial. Because the Company does not have sufficient authorized and unissued shares of common stock to fulfill the issuance obligations of the Contingent Consideration, the Contingent Consideration is shown as a liability in the unaudited pro forma condensed combined balance sheet until such time sufficient authorized shares are obtained. The Contingent Consideration will be remeasured at fair value at every balance sheet date (i.e., marked to market) and changes to fair value will be recognized as a gain or loss on the statement of operations in the period of such change. The Contingent Consideration will be reclassified to equity once shareholder approval increasing available authorized shares of common stock is obtained.

Based on their terms, the Replacement Warrants are classified as equity.

B)	Represents the pro forma impact of the allocation of the purchase consideration to the (i) tangible and identifiable intangible assets acquired, (ii) liabilities assumed, and (iii) goodwill. The net tangible assets (net of liabilities) as of January 1, 2011 and December 31, 2011 were greater than the net tangible assets (net of liabilities) actually acquired on February 8, 2012 and the variance was greater than goodwill actually calculated as of February 8, 2012; accordingly, such variance was reflected as a reduction of acquired IPR&D for purposes of presenting the pro form financial information as of and for the year ended December 31, 2011.

C)	Represents the pro forma elimination of Aldagen’s historical equity accounts as a result of the Acquisition.

D)	Represents the pro forma impact to the balance sheet of accruing approximately $586,000 of Transaction Expenses incurred in 2012, and to the statement of operations of eliminating approximately $176,000 of Transaction Expenses incurred in 2011 by the Company and Aldagen.

E)	Represents the pro forma issuance of 4.2 million shares of common stock and the related receipt of $5,000,000 of gross proceeds.

F)	Represents the pro forma redemption of Series A and Series B Convertible Preferred Stock for approximately $208,000 in cash and elimination of current year dividends.

G)	Represents the pro forma induced conversion of Series D Convertible Preferred Stock into 7,460,350 shares of common stock, in exchange for 330,000 shares of common stock (representing foregone dividends) and elimination of current year dividends.

H)	Represents the pro forma induced exercise of stock purchase warrants including the issuance of 5,666,826 shares of common stock and the receipt of exercise proceeds of approximately $2.8 million, in exchange for warrants to purchase 1,180,547 shares of common stock, assuming all such warrants were exercised on February 8, 2012.

I)	Represents pro forma stock-based compensation expense relating to stock options granted to Aldagen employees in 2012. Fair value of the stock options was calculated using the Black-Scholes option pricing model.

J)	Represents pro forma elimination of Aldagen’s convertible notes and reduction of interest expense on Aldagen’s convertible promissory notes converted as of the Acquisition.

K)	Represents the pro forma amortization of the acquired identifiable intangible assets related to trademarks and tradename over their estimated useful lives of 20 years, for the year ended December 31, 2011.

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L)	Pro forma loss per share, basic and diluted, includes the pro forma impacts of (i) issuance of the purchase consideration, (ii) elimination of Series A, Series B and Series D Preferred Stock dividends, (iii) issuance of common stock, and (iv) exercise of the warrants, and is calculated as follows:

Basic and Diluted
Net loss attributable to common stockholders, as originally reported	$(3,856,751)
Pro forma net loss attributable to common stockholders	$(10,957,138)

Weighted Average outstanding shares for the period, as originally reported	50,665,986
Pro forma adjustments:
Common shares issued to investor	4,231,192
Common shares issued to induce Series D preferred stock	330,000
Common shares issued upon conversion of Series D preferred stock	7,460,350
Common shares issued upon exercise of warrants	5,666,826
Shares issuable upon conversion of Series E convertible preferred stock	13,539,816

Pro forma weighted average outstanding shares for the period	81,894,170

Loss per share basic and diluted, as originally reported	$(0.08)
Pro forma loss per share basic and diluted	$(0.13)

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Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Post-Effective Amendment No. 5 to Form S-8 (No. 333-162135) pertaining to the Cytomedix, Inc. Long-Term Incentive Plan of Cytomedix, Inc.,
(2)	Post-Effective Amendment No. 2 to Form S-3 on Form S-1 (No. 333-147793) and related Prospectus of Cytomedix, Inc. for the registration of 5,001,924 shares of its common stock, and
(3)	Post-Effective Amendment No. 2 to Form S-3 on Form S-1 (S-1 No. 333-168936) and related Prospectus of Cytomedix, Inc. for the registration of 7,841,496 shares of its common stock;

of our report dated March 13, 2012, with respect to the financial statements of Aldagen, Inc. included in this Schedule 14A Proxy Statement of Cytomedix, Inc. dated April 3, 2012.

/s/ Ernst & Young LLP

Raleigh, North Carolina

March 29, 2012

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Appendix II

Management’s Discussion and Analysis of Financial Condition and Results of Operations

(from the Annual Report on Form 10-K for the fiscal year ended December 31, 2011)

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and related notes appearing in the Company’s Annual Report on Form 10-K for the fiscal period ended December 31, 2011. The discussion in this section regarding the Company’s business and operations include "forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may”, “expect”, “ anticipate”, “estimate”, or “continue”,  or the negative thereof or other variations thereof or comparable terminology. You are cautioned that all forward looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the ""Risk Factors’’ section and elsewhere in this prospectus. The Company assumes no obligation to update any such forward-looking statements. Certain numbers in this section have been rounded for ease of analysis.

Corporate Overview

Cytomedix seeks to develop and commercialize autologous regenerative biotherapies that facilitate the body’s natural healing processes for enhanced healing and tissue repair. We currently have a growing commercial operation, and a steady clinical pipeline designed to pursue market opportunities with unmet medical needs. Our current commercial offerings are centered around our platelet rich plasma (“PRP”) platform technology, and primarily include the Angel Whole Blood Separation System (“Angel”) and the AutoloGelTM System (“AutoloGel”). Our clinical pipeline primarily involves the ALDHbr cell-based therapies, acquired from Aldagen, Inc., a privately held biopharmaceutical company, in February 2012, and the expansion of the Angel System for use in other clinical indications.

Our commercial operations primarily address the areas of wound care, infection control, and orthopedic surgery. Approximately 94% of our sales are in the United States, where we sell our products through a combination of direct sales representatives and independent sales agents. Combined, we have approximately 20 sales professionals operating throughout the United States.

In April 2010, the Company acquired the Angel product line from Sorin. As a result, the Company realized a significant increase in product sales in 2010, and has seen consecutive quarterly growth in sales of Angel in every quarter since the acquisition. Regarding AutoloGelTM, in 2011 we focused on our reimbursement efforts and securing a marketing/distribution partner. Those efforts resulted in a reconsideration by CMS for Medicare coverage, which is on-going, and an exclusive option agreement with a top 20 global pharmaceutical company for the potential license of AutoloGelTM. Also, despite a reduction in commercial efforts in 2011, sales of AutoloGelTM were up modestly over 2010.

In 2012, the Company expects to see continued sales growth in Angel, both domestically and internationally. We will also strive to bring the Medicare reimbursement efforts and potential licensing agreement for AutoloGelTM to successful conclusions. Although our revenues have increased, they still remain insufficient to cover our operating expenses. Operating expenses primarily consist of employee compensation, professional fees, consulting expenses, and other general business expenses such as insurance, travel expenses, and sales and marketing related items.

Additionally, in February 2012, we acquired Aldagen, a development stage autologous stem cell company. This will further increase our operating expenses for at least the next two years, at which point, upon success with certain clinical efforts, we would expect to be in a position to partner the Aldagen technology for further development.

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Comparison of Years Ended December 31, 2011 and 2010 (rounded to nearest thousand)

Revenues

Revenues rose $3,336,000 (85%) to $7,247,000, comparing the year ended December 31, 2011, to the previous year. The increase was mostly due to higher product sales of $2,114,000 and license fee revenue of $1,345,000. The increased product sales were primarily due to an increase in Angel sales of $2,097,000 or 61%. AutoloGelTM sales increased 5% to $384,000. License fee revenue was a result of fees recognized with respect to an option agreement with a top 20 global pharmaceutical company. Royalty revenues in 2010 reflect final close-out adjustments related to the expiration of license agreements in late 2009. We expect continued growth in product sales in 2012.

Gross Profit

Gross profit rose $2,222,000 (97%) to $4,520,000, comparing the year ended December 31, 2011, to the previous year. The increase was primarily due to approximately $1.3 million in licensing revenue associated with the option agreement with the top 20 global pharmaceutical company, as well as increased margins on product sales.

Gross margin rose to 62% from 59% while gross margin on product sales rose to 54% from 52% comparing the 2011 and 2010 periods. The license fee recorded in the fourth quarter of 2011 had no associated cost of revenue. A 10% commission was charged to cost of sales for logistics support provided by Sorin during the months of April through July 2010 for US Angel sales and April through December 2010 for non-US Angel sales. In the second quarter of 2010, finished goods inventory acquired from Sorin and valued at fair value in accordance with purchase accounting rules was expensed as these products were sold in the ordinary course of business.

Cost of royalties in 2010 reflects a credit for final adjustments relating to the close-out of the licensing agreements described above. The Company expects product margins to be approximately 55% in the upcoming quarters.

Operating Expenses

Operating expenses rose $334,000 (4%) to $8,035,000, comparing the year ended December 31, 2011, to the previous year. A discussion of the various components of Operating expenses follows below.

Salaries and Wages

Salaries and wages rose $102,000 (4%) to $2,852,000, comparing the year ended December 31, 2011, to the previous year. The increase was primarily a result of higher salaries ($167,000) due to additional employees and higher commissions ($90,000) associated with increased product sales, partially offset by lower stock based compensation ($123,000) and bonuses ($42,000).

Consulting Expenses

Consulting expenses rose $555,000 (70%) to $1,348,000, comparing the year ended December 31, 2011, to the previous year. The increase was primarily due to increased spending associated with regulatory compliance, clinical consulting, and European distribution channel.

Professional Fees

Professional fees fell $320,000 (29%) to $786,000, comparing the year ended December 31, 2011, to the previous year. The decrease was primarily due to unusually high legal and accounting costs in 2010 associated with the Company’s April 2010 acquisition of the Angel Business along with lower accounting audit fees in 2011.

Research, Development, Trials and Studies

Trials and studies expenses fell $317,000 (76%) to $98,000, comparing the year ended December 31, 2011, to the previous year. The decrease was due to lower spending on developing the enhanced AutoloGelTM device, the AutoloGelTM package redesign, and our TAPS program (post-market surveillance study) for the AutoloGelTM System.

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General and Administrative Expenses

General and administrative expenses rose $314,000 (12%) to $2,949,000, comparing the year ended December 31, 2011, to the previous year. The increase was primarily the result of higher selling costs (including commissions, and domestic and international marketing costs) of approximately $290,000.

Other Income (Expense)

Other income (expense) improved to $22,000 income in 2011 compared to $1,400,000 net expense in 2010. The improvement was primarily a result of changes in the fair value of derivative liabilities associated with the convertible notes issued to JMJ Financial Group Inc (‘‘JMJ’’) and a gain from the Company’s restructuring of the Sorin note payable in April 2011, partially offset by an increase in interest expense mainly due to the amortization of the convertible debt discount associated with the convertible notes issued to JMJ.

Liquidity and Capital Resources

Since inception we have incurred, and continue to incur significant losses from operations. Although our recent acquisition of Aldagen was an all equity transaction, the on-going Phase II study and general corporate activities at Aldagen will increase our operational expenditures over the next two years. Historically, we have financed our operations through a combination of the sale of debt, equity and equity-linked securities, and licensing, royalty, and product revenues. The Company’s commercial products, the Angel and AutoloGelTM product lines, are currently generating approximately $6 million in revenue per year on a run-rate basis. The Company needs to sustain and grow these sales in order to meet its business objectives and satisfy its cash requirements.

At December 31, 2011, we had approximately $2.3 million cash on hand. In February 2012, concurrent with the Aldagen acquisition, we sold $5 million worth of restricted common stock to Aldagen investors, and received commitments to exercise $3 million worth of warrants on or before June 30, 2012 from certain existing Cytomedix warrant holders. In February 2012, we also received a $2.5 million non-refundable fee from a top 20 global pharmaceutical company for an extension of an exclusive option period through June 30, 2012. After considering these actual and potential infusions, we believe we will have sufficient cash to sustain the Company at least through 2012. However, we will require additional capital to finance the further development of our business operations, in particular the completion of the Phase II RECOVER-Stroke trial, beyond that point.

If a license and supply agreement is finalized with the pharmaceutical company mentioned above, we would expect such agreement to incorporate a modest incremental up-front license fee, a significant product development milestone payment related to the second generation AutoloGelTM separation device and a profit sharing arrangement on future U.S. sales of AutoloGelTM. We also continue to have exploratory conversations with large companies regarding their interest in our various products and technologies. We will seek to leverage these relationships and this heightened interest to secure further non-dilutive sources of funding. The Company may also access additional capital through the remaining purchase agreement with Lincoln Park Capital (“LPC”). Under this agreement, which expires in January 2013, the Company may, within certain parameters, raise up to an additional $6.4 million. To date, the Company has raised $5.1 million by selling a total of 10.6 million shares to LPC under purchase agreements, with nearly 75% of those shares sold prior to June 30, 2011. Given the parameters within which the Company may draw down from LPC, there is no assurance that the amounts available from LPC will be sufficient to fund our future operational cash flow needs.

If significant amounts are not available to the Company from future strategic partnerships or under the LPC agreement, additional funding will be required for the Company to pursue all elements of its strategic plan. Specific programs that may require additional funding include, without limitation, continued investment in the sales, marketing, distribution, and customer service areas, further expansion into the European market, completion of the ongoing Phase II trial, significant new product development or modifications, and pursuit of other opportunities. We would likely raise such additional capital through the issuance of our equity or equity linked securities, which may result in significant additional dilution to our investors. The Company’s ability to raise additional capital is dependent on, among other things, the state of the financial markets at the time of any proposed offering. Given the current state of the financial markets, the ability to raise capital may be significantly diminished. In order to secure funding through strategic partnerships, it may be necessary to partner one or more of our technologies at an earlier stage of development, which could cause the Company to share a greater portion of the potential future economic value of those programs with its partners. There is no assurance that additional funding, through any of the aforementioned means, will be available on acceptable terms, or at all. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, the Company’s operations could be materially negatively impacted.

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Net cash provided by (used in) operating, investing, and financing activities for the years ended December 31, 2011 and 2010 were as follows:

	2011	2010
	(in millions)

Cash flows from operating activities	$(4.2)	$(3.5)
Cash flows from investing activities	$—	$(2.7)
Cash flows from financing activities	$5.8	$4.8

Operating Activities

Cash used in operating activities in 2011 primarily reflects our net loss of $3.5 million adjusted by a net decrease of $1.3 million due to changes in assets and liabilities, a $0.6 million increase for depreciation and amortization, a $0.6 million decrease for the non cash gain on restructuring of the Sorin debt, a $0.5 million increase for amortization of debt discounts, a $0.5 million decrease for the change in derivative liabilities and a $0.3 million increase for stock-based compensation. The $1.3 million decrease due to changes in assets and liabilities, in part reflects the full satisfaction of the $1.2 million net payable obligation to Sorin arising during the transition period of the Angel Business acquisition. Cash used in operating activities in 2010 primarily reflects our net loss of $6.8 million adjusted by a net increase of $1.6 million due to changes in assets and liabilities, a $0.6 million increase for the change in derivative liabilities, a $0.4 million increase for depreciation and amortization expense and a $0.4 million increase for stock based compensation.

Investing Activities

Cash used in investing activities in 2010 primarily consisted of a $2.0 million up-front payment to Sorin in connection with the acquisition of the Angel Business and approximately $0.8 million in purchase of Angel centrifuge machines.

Financing Activities

In 2011, we raised $2.1 million through the issuance of an interest only promissory note maturing April 28, 2015, $2.4 million through the issuance of convertible debt, and $4.0 million through the issuance of common stock ($3.5 million of which was sold to LPC). We used $2.6 million of these proceeds to fully satisfy the $2.6 million carrying value of the note payable to Sorin that remained after a $0.9 million negotiated discount. At December 31, 2011, $1.8 million in convertible debt remained outstanding. This debt, maturing no earlier than July 2014, is expected to convert to equity over time. No cash expenditures are expected with regard to this debt obligation. In 2010, we raised approximately $2.1 million through various offerings of our common stock and $3.2 million through the issuance of convertible preferred stock (which subsequently converted into common stock in February 2012). We used approximately $0.5 million to repay a portion of the carrying amount of the note payable to Sorin.

Inflation

The Company believes that the rates of inflation in recent years have not had a significant impact on its operations.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

Critical Accounting Policies

Stock-Based Compensation

Under the Company’s Long Term Incentive Plan (the ‘‘LTIP’’), it grants share-based awards, typically in the form of stock options and stock awards, to eligible employees, directors, and service providers to purchase shares of Common stock. The fair values of these awards are determined on the dates of grant or issuance and are recognized as expense over the requisite service periods.

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The Company estimates the fair value of stock options on the date of grant using the Black-Scholes-Merton option-pricing formula. The determination of fair value using this model requires the use of certain estimates and assumptions that affect the reported amount of compensation cost recognized in the Company’s Consolidated Statements of Operations. These include estimates of the expected term of the option, expected volatility of the Company’s stock price, expected dividends and the risk-free interest rate. These estimates and assumptions are highly subjective and may result in materially different amounts should circumstances change and the Company employ different assumptions in future periods.

For stock options issued during the year ended December 31, 2011 and 2010, the expected term was estimated by using peer company information as Cytomedix’s history is limited. Estimated volatility was derived using the Company’s historical stock price volatility. No cash dividends have ever been declared or paid on the Company’s common stock and currently none is anticipated. The risk-free interest rate is based upon U.S. Treasury securities with remaining terms similar to the expected term of the options.

The Company estimates the fair value of stock awards based on the closing market value of the Company’s stock on the date of grant. In certain select cases, the Company has issued stock purchase warrants, outside the LTIP, to service providers in exchange for the performance of consulting or other services. These warrants have generally been immediately vested and expense was recognized equal to the fair value of the warrant on the date of grant using the Black-Scholes option pricing model. The same assumptions (and related risks) as discussed above apply, with the exception of the expected term; for these warrants issued to service providers, the Company estimates that the warrant will be held for the full term.

Business Combinations

The Company accounts for business combinations using the acquisition method. Under this method the Company allocates the purchase price to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition, including intangible assets that arise from contractual or other legal rights or are separable (i.e. capable of being sold, transferred, licensed, rented, or exchanged separately from the entity). Determination of fair value is based on certain estimates and assumptions regarding such things as forecasted future revenues and expenses, customer attrition, prevailing royalty rates, required rates of return, etc. The purchase price in excess of the fair value of the net assets and liabilities is recorded as goodwill.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) consideration is fixed or determinable; and (4) collectability is reasonably assured.

Sales of products

The Company provides for the sale of its products, including disposable processing sets and supplies to customers. Revenue from sales products is recognized upon shipment of products to the customers. The Company does not maintain a reserve for returned products as in the past those returns have not been material.

Usage or leasing of blood separation equipment

Also, as a result of the acquisition of the Angel business in 2010, the Company acquired various multiple element revenue arrangements that combine the (i) usage or leasing of blood separation processing equipment, (ii) maintenance of processing equipment, and (iii) purchase of disposable processing sets and supplies. Under these arrangements, the total arrangement consideration is allocated to the various elements based on their relative estimated selling prices. The usage of the blood separation processing equipment is accounted for as an operating lease; since customer payments are contingent upon the customer ordering new products, rental income is recorded following the contingent rental method when rental income is earned and collectability is reasonably assured. The sale of disposable processing sets and supplies and maintenance are deemed a combined unit of accounting; since (a) any consideration for disposable processing sets and supplies and maintenance is contingent upon the customer ordering additional disposable processing sets and supplies and (b) both the disposable products and maintenance services are provided over the same term, the Company recognizes revenue for this combined unit of accounting following the contingent revenue method at the time disposable products are delivered based on prices contained in the agreement. Rental income is currently less than 10% of total revenue and the Company therefore is not required to make separate disclosure in the statement of operations.

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Licenses and royalties

Percentage-based fees on licensee sales of covered products are generally recorded as products are sold by licensees and are reflected as “Royalties” in the Consolidated Statements of Operations. Under certain agreements, Cytomedix has received up-front payments. If the up-front payment is deemed to be an inducement to enter into an agreement, and is applicable to some future period, then this amount is recorded as deferred revenue and amortized to revenue on a straight line basis over the course of the agreement. Direct costs associated with product sales and royalty revenues are recorded at the time that revenue is recognized.

Option Agreement with a global pharmaceutical company

In the fourth quarter 2011, the Company entered into (and subsequently amended) an option agreement with a global pharmaceutical company (‘‘Global Pharma’’) (the ‘‘Option Agreement’’), pursuant to which Global Pharma had an exclusive option through February 3, 2012 to execute an agreement with the Company to license its AutoloGel system (the ‘‘License Agreement’’). In connection with the execution of the Option Agreement, Global Pharma paid to the Company a non-refundable fee of $2.0 million; Global Pharma had a right to extend the Option Agreement through June 30, 2012 for an additional non-refundable fee of $2.5 million. The Option Agreement includes the proposed terms of the License Agreement, including (i) a product license fee, (ii) a next generation product license fee (iii) a royalty agreement to share in the profits from the sale of licensed products. If Global Pharma had not executed the License Agreement by February 3, 2012 or extended the Option Agreement pursuant to stated extension terms, then the Option Agreement would have terminated and the Company would have retained all fees paid to it by Global Pharma. In February 2012, Global Pharma extended the Option Agreement through June 30, 2012 and paid the Company an additional $2.5 million. The Company has determined that the Option Agreement has multiple elements, including exclusivity during the two option periods and, if the License Agreement is executed, the product license and the next generation product license. Accordingly, total arrangement consideration is allocated to the various elements based on their relative estimated selling prices and will be recognized as revenue according to their specific characteristics. The Company has allocated $1.9 million of consideration to the first exclusivity and option period and, in 2011, recognized approximately $1.3 million of revenue related to that element.

Valuation of Goodwill

The Company is required to perform a review for impairment of goodwill in accordance with FASB ASC 350, Intangibles — Goodwill and Other. Goodwill is considered to be impaired if it is determined that the carrying value of the Company exceeds its fair value. In addition to the annual review, an interim review is required if an event occurs or circumstances change that would more likely than not reduce the fair value of the Company below its carrying amount. Examples of such events or circumstances include:

•          a significant adverse change in legal factors or in the business climate;

•          a significant decline in Cytomedix’s stock price or the stock price of comparable companies;

•          a significant decline in the Company’s projected revenue or cash flows;

•          an adverse action or assessment by a regulator;

•          unanticipated competition;

•          a loss of key personnel;

•          a more-likely-than-not expectation that the Company will be sold or otherwise disposed of;

•          a substantial doubt about the Company’s ability to continue as a going concern.

Valuation of Intangibles

The Company capitalizes the costs of purchased patents, trademarks, customer, and technology related intangibles. These intangibles are amortized using the straight-line method over their estimated useful lives. The Company reviews its finite-lived intangible assets for potential impairment when circumstances indicate that the carrying amount of assets may not be recoverable.

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Fair Value of Financial Instruments

The balance sheets include various financial instruments that are carried at fair value. Fair value is the price that would be received from the sale of an asset or paid to transfer a liability assuming an orderly transaction in the most advantageous market at the measurement date. GAAP establishes a hierarchical disclosure framework which prioritizes and ranks the level of observability of inputs used in measuring fair value. These tiers include:

•          Level 1, defined as observable inputs such as quoted prices in active markets for identical assets;

•          Level 2, defined as observable inputs other than Level I prices such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

•          Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. At each reporting period, we perform a detailed analysis of our assets and liabilities that are measured at fair value. All assets and liabilities for which the fair value measurement is based on significant unobservable inputs or instruments which trade infrequently and therefore have little or no price transparency are classified as Level 3.

The Company accounts for derivative instruments under ASC 815, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted. ASC 815 requires that we recognize all derivatives on the balance sheet at fair value. Certain warrants issued in 2009 and prior years meet the definition of derivative liabilities. In October 2010, we executed an equity-linked transaction in which detachable stock purchase warrants were sold; the warrants are accounted for as a derivative liability. In July and November 2011, we issued convertible notes that contained embedded conversion options; the embedded conversion options are accounted for as a derivative liability. We determine the fair value of these derivative liabilities using the Black-Scholes option pricing model. This model determines fair value by requiring the use of estimates that include the contractual term, expected volatility of the Company’s stock price, expected dividends and the risk-free interest rate. Changes in fair value are classified in ‘‘other income (expense)’’ in the consolidated statement of operations.

Recent Accounting Pronouncements

ASU No. 2010-28, ‘‘Intangibles — Goodwill and Other (Topic 350) — When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.’’ ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist such as if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. ASU 2010-28 became effective for the Company on January 1, 2011 and did not have a significant impact on the Company’s financial statements.

ASU No. 2011-04, ‘‘Fair Value Measurement (Topic 820) — Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.’’ ASU 2011-04 amends the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. This results in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. ASU 2011-04 is effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted. The Company is currently evaluating the impact, if any, that the adoption of this amendment will have on its financial statements.

ASU No. 2011-08, ‘‘Intangibles — Goodwill and Other (Topic 350) — Testing Goodwill for Impairment.’’ The amendments in this Update are intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The Company is currently evaluating the impact, if any, that the adoption of this amendment will have on its financial statements.

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Appendix III

FORM OF CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CYTOMEDIX, INC.

The undersigned officer of Cytomedix, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST:          The name of the Corporation is Cytomedix, Inc.

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Certificate of incorporation of the Corporation, each [two][three][four] shares of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

THIRD:          The foregoing amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:          The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [ ] day of [ ], 2012.

Cytomedix, Inc.

By: ______________

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